EXECUTION COPY



                          CONFIDENTIAL AND PROPRIETARY


                                 LEASE AGREEMENT

                            Dated as of July 20, 2001


                                     BETWEEN



                       WYGEN FUNDING, LIMITED PARTNERSHIP

                                    as Lessor



                                       and



                          BLACK HILLS GENERATION, INC.

                                    as Lessee


                    THIS LEASE HAS BEEN ASSIGNED AS SECURITY
                 FOR INDEBTEDNESS OF THE LESSOR. SEE SECTION 20.


         This Lease has been manually executed in 10 counterparts, numbered consecutively from 1 through 10, of which this is No. ___. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.  DEFINED TERMS........................................................................................1

SECTION 2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.................................................15

SECTION 3.  LEASE OF THE PROJECT................................................................................25

SECTION 4.  OPERATING LEASE.....................................................................................26

SECTION 5.  ABSOLUTE OBLIGATION.................................................................................26

SECTION 6.  INITIAL TERM; EXTENDED TERM.........................................................................29

SECTION 7.  RENT AND OTHER PAYMENTS.............................................................................29

SECTION 8.  RESTRICTED USE; COMPLIANCE WITH LAWS................................................................31

SECTION 9.  MAINTENANCE, IMPROVEMENT AND REPAIR OF THE PROJECT..................................................34

SECTION 10.  INSURANCE..........................................................................................36

SECTION 11.  INDEMNITIES........................................................................................43

SECTION 12.  LESSEE'S RIGHT TO TERMINATE........................................................................47

SECTION 13.  LESSEE'S RIGHTS OF PURCHASE AND RENEWAL............................................................50

SECTION 14.  LESSOR'S RIGHT TO TERMINATE........................................................................52

SECTION 15.  LOSS OF OR DAMAGE TO THE PROJECT...................................................................53

SECTION 16.  CONDEMNATION AND DEDICATION OF THE PROJECT; EASEMENTS..............................................54

SECTION 17.  SURRENDER OF THE PROJECT...........................................................................55

SECTION 18.  EVENTS OF DEFAULT..................................................................................55

SECTION 19.  RIGHTS UPON DEFAULT................................................................................58

SECTION 20.  SALE OR ASSIGNMENT BY LESSOR.......................................................................61

SECTION 21.  INCOME TAXES.......................................................................................62

SECTION 22.  NOTICES AND REQUESTS...............................................................................62

SECTION 23.  COVENANT OF QUIET ENJOYMENT........................................................................63

SECTION 24.  RIGHT TO PERFORM FOR LESSEE........................................................................64

SECTION 25.  MERGER, CONSOLIDATION OR SALE OF ASSETS............................................................64

SECTION 26.  EXPENSES...........................................................................................64

SECTION 27.  PERMITTED CONTESTS.................................................................................64

SECTION 28.  LEASEHOLD INTERESTS................................................................................65


SECTION 29.  MISCELLANEOUS......................................................................................66

SECTION 30.  NO RECOURSE........................................................................................69

SECTION 31.  NO MERGER OF ESTATES...............................................................................70

Exhibit A - Legal Description of Land
Exhibit B - Intentionally Omitted
Exhibit C - List of Project Contracts
Exhibit D - List of Project Authorizations
Exhibit E - Monthly Rent Component

                                  CONFIDENTIAL

                                 LEASE AGREEMENT

     Lease Agreement, dated as of July 20, 2001 (as the same may be amended, restated, modified or supplemented from time to time, "this Lease"), between WYGEN FUNDING, LIMITED PARTNERSHIP, a Delaware limited partnership, as lessor (the "Lessor"), formed by Wygen Capital, Inc., its general partner, and BLACK HILLS GENERATION, INC., a Wyoming corporation, as lessee (the "Lessee").

     SECTION 1. DEFINED TERMS.

     Unless the context otherwise requires, each term defined in this Section 1 shall, when used in this Lease, have the meaning indicated:

     "Accrued Default Obligations" has the meaning set forth in Section 19 hereof.

     "Acquisition Cost" means the Acquisition Cost (as defined in the Agreement for Lease) under the Agreement for Lease after making the Final Advance, plus
(i) the Completion Amount and (ii) the Retention, if any.

     "Additional Rent" has the meaning set forth in paragraph (d) of Section 7 hereof.

     "Adjusted Acquisition Cost" means, at the time of determination, the Acquisition Cost of the Project plus any increase in Adjusted Acquisition Cost provided for under subsection 2.3 of the Agreement for Lease (as adjusted pursuant to Section 3 of this Lease) less (i) the aggregate amount of all Monthly Rent Components theretofore included as portions of Basic Rent for any periods for which Basic Rent has been paid, less (ii) any reduction in Adjusted Acquisition Cost provided for under paragraph (i) of Section 10 or paragraph (b) of Section 16 of this Lease.

     "Affiliate" of any Person means any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement for Lease" means the Agreement for Lease, dated as of the date hereof, between the Lessor, as owner, and the Lessee, as agent, providing for the acquisition, design, construction and equipping of the Project, as the same may be amended, restated, modified or supplemented from time to time.

     "Appraisal Procedure" means the following procedure whereby an independent appraiser shall be appointed by the Lessor and the Lessee, with the consent of Assignee, to determine (i) the amount of wear and tear in excess of that attributable to normal use of the Project to which the provisions of paragraph
(b) (iii) or paragraph (c)(iii) of Section 12 apply or (ii) the fair market value of the Project, if such determination is required under paragraph (d) of
Section 13 of this Lease. If no such appraiser is appointed by the mutual agreement of the Lessor and the Lessee within thirty (30) days of the written request of either the Lessor or the Lessee that an appraiser be appointed, the Lessor and the Lessee shall each appoint an independent appraiser within thirty
(30) days thereafter, and the two appraisers so appointed shall appoint a third independent appraiser. Each appraiser appointed pursuant to the foregoing procedure shall, within thirty (30) days after appointment of the last appraiser, independently determine the amount of wear and tear in excess of that attributable to normal use or the fair market value of the Project, as the case may be. If the Lessor or the Lessee shall fail to appoint an independent appraiser within the above-mentioned thirty (30) day period, the appraiser appointed by the other party shall determine such amount or value. If a single appraiser is appointed, such appraiser's determination shall be final. If three appraisers are appointed, the amounts or values determined by the three appraisers shall be averaged, the amount or value which differs the most from such average shall be excluded, the remaining two amounts or values shall be averaged and such average shall be final. The expenses of all appraisers shall be paid by the Lessee. Each appraiser appointed pursuant to an "Appraisal Procedure" shall have experience in appraising coal-fired power plants similar in size and capacity to the Project.

     "Assignee" means each Person to which any part of the Lessor's interest under this Lease or in the Project shall at the time have been assigned, conditionally or otherwise, by the Lessor in accordance with Section 20 of this Lease. For purposes of paragraphs (i)(d), (i)(g) and paragraphs (ii)(c) and (d) of Section 2, paragraphs (a) and (b) of Section 5, paragraphs (d) and (h) of
Section 8, paragraph (b) of Section 9, clause (iii) of paragraph (b) of Section 10, Section 11, the last sentence of paragraph (b) of Section 20 and clause
(iii) of paragraph (a) of Section 27, the term "Assignee" shall include each lender (and any entity providing liquidity to a lender) to the Lessor, and any entity acting as an agent in any capacity for the benefit of such lenders (and such liquidity providers), under a Financing Arrangement.

     "Assignment" means each assignment agreement referred to in Section 20 hereof, between the Lessor and a third party, pursuant to which the Lessor assigns certain of its rights under this Lease to such third party, as the same may be amended, restated, modified or supplemented from time to time.

     "Basic Rent" means:

     (a) At each  Basic  Rent  Payment  Date  during  the  Initial  Term and any
Extended Term, the sum of the Monthly Rent Component plus an amount (the "Variable Component of Basic Rent") equal to the sum of (X) plus (Y) plus (Z), where (X), (Y) and (Z) have the following meanings:

(X) (i) the Equity Capital before payment of Basic Rent for such monthly period, multiplied by

     (ii) a fraction having a numerator equal to the number of days in such monthly period and a denominator of 360, multiplied by

     (iii)the decimal equivalent of a percentage equal to the Monthly Cost of Project Equity.

(Y) (i) the Debt Capital before payment of Basic Rent for such monthly period multiplied by

     (ii) a fraction having a numerator equal to the number of days in such monthly period and a denominator of 360, multiplied by

     (iii)the decimal equivalent of a percentage equal to the Monthly Cost of Project Debt.

(Z) (i) the Adjusted Acquisition Cost before payment of Basic Rent for such monthly period, multiplied by

     (ii) a fraction having a numerator equal to the number of days in such monthly period and a denominator of 360, multiplied by

     (iii) 0.20%.

     (b) For any partial monthly period during the Initial Term and any Extended Term, an amount equal to the sum of (X) plus (Y) plus (Z), where (X), (Y) and
(Z) have the following meanings:

(X)  (i) the Equity Capital, multiplied by

     (ii) a fraction having a numerator equal to the number of days the Project is under lease during such partial monthly period and a denominator of 360 multiplied by

     (iii)the applicable decimal referred to in paragraph (a)(X)(iii) above; provided that, if the Effective Date falls on or after the Lease Rate Date during such partial monthly period such decimal shall be the decimal determined as of the next succeeding Lease Rate Date.

(Y)  (i) the Debt Capital multiplied by

     (ii) a fraction having a numerator equal to the number of days the Project is under lease during such partial monthly period and a denominator of 360, multiplied by

     (iii)the decimal equivalent of a percentage equal to the Monthly Cost of Project Debt; provided that, if the Effective Date falls on or after the Lease Rate Date during such partial monthly period, the Monthly Cost of Project Debt shall be determined as of the next succeeding Lease Rate Date.

(Z)  (i) the Adjusted Acquisition Cost, multiplied by

     (ii) a fraction having a numerator equal to the number of days the Project is under lease during such partial monthly period and a denominator of 360, multiplied by

     (iii) 0.20%.

     (c) For each monthly period during the Renewal Term of the Project, if any, an amount equal to the fair market rental value thereof, determined as provided in paragraph (d) of Section 13 hereof.

     "Basic Rent Payment Date" means the twentieth (20th) day of each calendar month during the Initial Term, any Extended Term or any Renewal Term, or, if such day is not a Business Day, the next succeeding Business Day.

     "BHP" means Black Hills Power, Inc., a South Dakota corporation, and its successors.

     "Budget" has the meaning set forth in the Agreement for Lease.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the State of Wyoming are authorized by law to close.

     "Cash Proceeds" has the meaning set forth in paragraph (a) of Section 12 hereof.

     "CERCLA" has the meaning set forth in paragraph (i)(o) of Section 2 hereof.

     "CERCLIS" has the meaning set forth in paragraph (i)(o) of Section 2 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Completion Amount" has the meaning set forth in the Agreement for Lease.

     "Computation Period" has the meaning set forth in the definition of Monthly Cost of Project Debt in this Section 1.

     "Consent" means each consent of the Lessee to an Assignment, pursuant to which the Lessee consents to the terms of such Assignment insofar as they relate to this Lease and the Agreement for Lease, as the same may be amended, restated, modified or supplemented from time to time.

     "Contaminant" means any pollutant or substance that is or may be harmful to human health, natural resources or the environment and any hazardous substance, radioactive substance, hazardous material, toxic substance, hazardous waste, medical or infectious waste, radioactive waste, special waste, industrial waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs, pesticide, explosive, paint or coating containing lead or mercury, urea formaldehyde, radon, or any hazardous, toxic, radioactive, or infectious constituent thereof defined as such or, regulated under Environmental Requirements as harmful to human health, natural resources or the environment.

     "Debt Capital" means, at the time of determination, an amount equal to Adjusted Acquisition Cost minus Equity Capital.

     "Easements" means (i) the easements and licenses granted or to be granted to the Lessor by the Lessee or third parties under or pursuant to the Ground Lease and (ii) the easements and licenses granted to the Lessor by Black Hills Power, Inc. and Wyodak Resources Development Corp. under the Easement Agreement, in each case as such easements and licenses may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

     "Easement Agreement" means the Easement Agreement, dated as of the date hereof, between Black Hills Power, Inc. and Wyodak Resources Development Corp., as grantors, and the Lessor, as grantee, as the same may be amended, restated, modified or supplemented from time to time.

     "Effective Date" means the date provided in paragraph (a) of Section 3 of this Lease.

     "Environmental Approvals" means all Permits (as defined in the Agreement for Lease), consents, licenses, orders, waivers, extensions, variances, notices to or registration or filings with any governmental or public body or authority, and other approvals or authorizations which are or will be required under applicable Environmental Requirements.

     "Environmental Damages" means any and all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, interest, fees, liabilities (including, without limitation, strict liability), taxes, obligations, encumbrances, liens, costs and expenses (including, without limitation, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, direct or indirect, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees (collectively "Damages"), any of which are asserted, imposed or incurred at any time pursuant to Environmental Requirements, including, without limitation:

     (i) Damages arising from the existence of Contaminants at any location or compliance or noncompliance with, or violation of, Environmental Requirements, including any material capital expenditure to achieve or maintain compliance with Environmental Requirements;

     (ii) Damages for personal injury or threatened personal injury (including sickness, disease or death), or injury or threatened injury to property or natural resources, foreseeable or unforeseeable, including, without limitation, the cost of demolition and rebuilding of any improvements on real property;

     (iii) Damages associated with Environmental Matters;

     (iv) Damages arising out of any liability in contribution or indemnity to any third Person or Governmental Authority in connection with the items referenced in clauses (i), (ii), (iii) and (v) of this definition; and

     (v) Reasonable fees incurred for the services of attorneys, consultants, contractors, doctors, experts, laboratories and all other reasonable costs incurred in connection with any damages as described in clauses (i) through (iv) of this definition, and the investigation or remediation of Contaminants or the suspected presence of Contaminants or the violation or threatened violation of Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any investigation, cleanup, treatment, remediation, removal, response, abatement, containment, closure, storage, disposal, transport, restoration or monitoring work required by any federal, state, local or foreign governmental agency or political subdivision, or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, costs and expenses incurred in enforcing this Lease or the Agreement for Lease or collecting any sums due hereunder or thereunder.

     "Environmental  Event" has the  meaning set forth in  paragraph  (ii)(f) of
Section 2 hereof.

     "Environmental Lien" means a Lien in favor of any Governmental Authority for any (a) liability under any Environmental Requirement, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to a Release or threatened Release of a Contaminant into the environment.

     "Environmental Matters" means any matter, fact or situation relating to or arising from (a) any violation or alleged violation of, or failure to meet, an Environmental Requirement relating to the Project, (b) any Release or threatened Release of any Contaminant at, on, under, emanating to or from the Project or the presence of any Contaminant which has come to be located at, on, from or under the Project from another location, (c) the generation, treatment, transport or disposal of any Contaminant at, on, under, to or from the Project,
(d) any injury or threatened injury to human health or safety or the environment by reason of the matters described in clauses (a), (b) and (c) above, or (e) any revocation, expiration, termination or failure to obtain or maintain any Environmental Approval applicable to or required for the Project.

     "Environmental Requirements" means all existing and future applicable federal, state, local and foreign laws (including duties under the common law), statutes, codes, ordinances, rules, regulations, directives, binding policies, permits, authorizations, consent decrees or orders relating to or addressing the environment, natural resources, land use or human health or safety, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, binding policy, permit, authorization, consent decree or order relating to (a) the use, handling, disposal, Release or threatened Release of any Contaminant or (b) worker or public health.

     "EPC  Contract"  means  the   Engineering,   Procurement  and  Construction
Agreement dated as of December 27, 2000, as amended by a First Amendment to Engineering, Procurement and Construction Agreement dated as of April 11, 2001 (the "EPC First Amendment"), between the Lessee and the General Contractor with respect to the Project, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

     "EPC Subcontracts" means collectively, the Subcontracts and Supply Contracts (each as defined in the EPC Contract) entered into by the General Contractor pursuant to the EPC Contract, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

     "Equity Capital" means, at the time of determination, the aggregate amount of cash contributions to the Lessor's capitalization made by the Lessor's general partner and limited partners constituting a part of Adjusted Acquisition Cost, less the aggregate amount of any returns of capital made to such partners at such time.

     "ERISA" has the meaning set forth in paragraph (i)(m) of Section 2 hereof.

     "Event of Default" has the meaning set forth in Section 18 hereof.

     "Event of Loss" means any of the following events: (a) loss of all or a substantial portion of the Project or the use thereof due to destruction, damage beyond economical repair or rendition of the Project permanently unfit for the use contemplated by the Project Contracts on a commercially feasible basis for any reason whatsoever; (b) any event which results in an insurance settlement with respect to the Project on the basis of a total loss or constructive total loss; or (c) the repair and restoration of the Project cannot be completed by the expiry of the existing Lease Term. A loss of a "substantial portion" of the Project shall be deemed to occur if, in the reasonable judgment of the Lessor and Assignee, after such event, (i) the Project cannot operate to generate electricity in accordance with all applicable Permits (as defined in the Agreement for Lease) and at levels and efficiencies in compliance with the performance standards required for Operational Acceptance under the EPC Contract, (ii) the Lessee will not be able to fully perform its obligations under the Project Contracts, the Facility Support Agreement or this Lease or
(iii) a material diminution in the value, utility or remaining economic useful life of the Project will occur.

     "Extended Term" has the meaning set forth in paragraph (b) of Section 6 hereof.

     "EWG" means an Exempt Wholesale Generator, as defined in Section 32(a)(1) of the 1935 Act.

     "Facility Support Agreement" means the Facility Support Agreement, dated as of the date hereof, between the Lessor and the Lessee, as the same may be amended, restated, modified or supplemented from time to time.

     "FERC" means the Federal Energy Regulatory Commission, or any successor agency thereto.

     "Financing Arrangement" means each credit agreement, note purchase agreement, subordinated loan agreement, security agreement, indenture, mortgage, deed of trust and each other agreement or arrangement between the Lessor and a lender or lenders (including any entity acting in the capacity of an agent in connection therewith and any entity providing liquidity to any such lender or lenders) to the Lessor or other Person or Persons providing credit support to the Lessor or to debt issued by or on behalf of the Lessor related to the financing or refinancing of the Project, as any of the same may be amended, restated, modified or supplemented from time to time.

     "First Extended Term" has the meaning set forth in paragraph (b) of Section 6 hereof.

     "Fuel Supply Agreements" means collectively, (i) the Coal Supply Agreement, dated as of July 20, 2001, between Wyodak Resources Development Corp. and the Lessee; and (ii) the Agreement for Rights of Usage of Coal Silo and Coal Conveyer, dated as of July 20, 2001, between Black Hills Power, Inc. and the Lessee with respect to the supply of coal to the Project, in each case as the same may be amended, restated, modified, or supplemented from time to time.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a consistent basis.

     "GE Turbine Contract" means the Purchase Order dated May 11, 2001 and the Terms and Conditions for Procurement and Shipment of Steam Turbine/Generator Equipment dated May 1, 2001, between General Electric Company and the General Contractor, as the same may be amended, restated, modified, or supplemented from time to time.

     "General Contractor" means The Babcock & Wilcox Company, a Delaware corporation.

     "Governmental  Action"  has the meaning  set forth in  paragraph  (i)(d) of
Section 2 hereof.

     "Governmental Authority" means any agency, department, commission, court or other administrative, legislative or regulatory authority of any federal, state, local or foreign governmental body.

     "Ground Lease" means the Ground Lease, dated as of the date hereof, between the Lessee, as ground lessor, and the Lessor, as ground lessee, relating to the Premises, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

     "Guarantor" means Black Hills Corporation, a South Dakota corporation, and its successors.

     "Guaranty" means the Guaranty, dated as of the date hereof, by and between the Guarantor and the Lessor, as the same may be amended, restated, modified, or supplemented from time to time.

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases, (e) all obligations of such Person in respect of reimbursement agreements with respect to acceptances, letters of credit (other than trade letters of credit) or similar extensions of credit, (f) all guaranties, and (g) all reasonably quantifiable obligations under indemnities or under support or capital contribution agreements, and other reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise to assure a creditor against loss in respect of, or to assure an obligee against loss in respect of, all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss.

     "Indemnified Person" has the meaning set forth in Section 11 hereof.

     "Initial Term" has the meaning set forth in Section 6 hereof.

     "Insurance Requirements" means all insurance required to be obtained with respect to the Project pursuant to Section 10 hereof and all terms of any insurance policy covering or applicable to the Project, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any governmental body related to insurance applicable to the Project.

     "Intellectual Property Rights" means, collectively, all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software or copyrights (or any licenses, permits or agreements with respect to any of the foregoing) necessary to design, construct, operate, lease or use the Project or any part thereof.

     "Interconnections" means the physical points of ongoing operational interconnection and jurisdictional boundary between the Project and the facilities located at or available to the Project which are owned, operated and maintained by the Lessee or any of its Affiliates and shared with the Project.

     "Interconnection   Agreement"  means  the  Agreement  for   Interconnection
Service, dated as of July 20, 2001, between Black Hills Power, Inc. and the Lessee.

     "Land" means the premises described in Exhibit A attached hereto.

     "Lease Rate Date" has the meaning set forth in paragraph (b) of Section 7 hereof.

     "Lease Term" means the Initial Term, plus, if this Lease is extended, the First Extended Term and the Second Extended Term.

     "Legal Requirements" means all laws, treaties, directives, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated, and all agreements, covenants, conditions and restrictions, applicable to the Project and/or the construction, ownership, operation or use thereof, including, without limitation, all requirements of labor laws and Environmental Requirements, compliance with which is required at any time from the date hereof through the Initial Term, each Extended Term and any Renewal Term, whether or not such compliance shall require structural, unforeseen or extraordinary changes to the Project or the operation, occupancy or use thereof.

     "Lessee" has the meaning set forth in the first paragraph of this Lease.

     "Lessor" means Wygen Funding, Limited Partnership or any successor or successors to all of its rights and obligations as the Lessor hereunder and, for purposes of Section 11 hereof, shall include any partnership (general or limited), corporation, limited liability company, trust, individual or other entity which computes its liability for income or other taxes on a consolidated basis with Wygen Funding, Limited Partnership or the income of which for purposes of such taxes is, or may be, determined or affected directly or indirectly by the income of the Lessor or its successor or successors. "Letter of Credit" means the Irrevocable Letter of Credit No. NY-20511-30029698, dated April 18, 2001, issued by CitiBank, N.A., in favor of the Lessee, as the same may be amended, restated, modified, supplemented, substituted or replaced from time to time.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Management Agreement" means the Management Agreement, dated as of the date hereof, between the Lessor and Merrill Leasing, as the same may be amended, restated, modified or supplemented from time to time.

     "Material Subsidiary" has the meaning set forth in the Guaranty.

     "Merrill" means Merrill Lynch Money Markets Inc., a Delaware corporation.

     "Merrill Leasing" means ML Leasing Equipment Corp., a Delaware corporation.

     "Merrill  Lynch" means Merrill Lynch & Co.,  Inc., a Delaware  corporation.

     "Monthly Cost of Project Debt" means the weighted average percentage cost per annum (including as part of such cost any fees payable under or pursuant to any Financing Arrangements, but net of any investment earnings applied to the payment of costs) of borrowings outstanding under any Financing Arrangements (whether or not interest is accruing at a default rate) at any time during the period from and including the first day of the monthly period for which Basic Rent is being computed to and including the last day of the monthly period for which Basic Rent is being computed (the "Computation Period") to finance or refinance the acquisition and ownership of the Project.

     "Monthly Cost of Project Equity" means the weighted average percentage cost per annum (including as part of such cost distributions and any fees payable under or pursuant to the limited partnership agreement of the Lessor, but net of any investment earnings applied to the payment of costs) of equity contributions to the Lessor made pursuant to the limited partnership agreement at any time during the Computation Period to finance or refinance the acquisition and ownership of the Project.

     "Monthly Rent Component" means, with respect to each monthly period during the Lease Term, the amount (if any) set forth on Exhibit E hereto, as such Exhibit E may be amended from time to time pursuant to the terms of this Lease.

     "1935 Act" means the Public Utility Holding Company Act of 1935, as amended, and any related Legal Requirement.

     "NPL" has the meaning set forth in paragraph (i)(o) of Section 2 hereof.

     "Operative Documents" has the meaning set forth in the Guaranty.

     "Operator" means the Lessee, or such other entity designated as successor operator of the Project by the Lessee in accordance with the terms hereof.

     "Operating Account" means the Collateral Account (as such term is defined in any Financing Arrangement).

     "PCBs" has the meaning set forth in paragraph (i)(o) of Section 2 hereof.

     "Performance   Bonds"  means  any  payment  and  performance  surety  bonds delivered by subcontractors to the General Contractor and the Lessee pursuant to
Section 3.1 of the EPC First Amendment.

     "Permitted Contest" has the meaning set forth in paragraph (a) of Section 27 hereof.

     "Permitted Liens" means the following Liens and other matters affecting the
Project: (a) Liens securing the payment of taxes, assessments and other governmental charges or levies which are either not delinquent or, if delinquent, are being contested by the Lessee in good faith as a Permitted Contest (provided that the Lessee is in compliance with any security requirements under paragraph (b) of Section 27 hereof relating thereto); (b) zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of the Project, minor encroachments or minor irregularities of title, none of which individually or in the aggregate could reasonably be expected to materially impair the intended use or value of the Project; (c) reservations of mineral interests, none of which individually or in the aggregate could reasonably be expected to materially impair the intended use or value of the Project; (d) the Liens created pursuant to any Financing Arrangement; (e) the rights and interest of any sublessee under a sublease permitted by paragraph (e) of Section 8 of this Lease; (f) other leases and licenses in effect with respect to the Project which are permitted by this Lease or which are delivered to and accepted by the Lessor and Assignee prior to the Effective Date; (g) other exceptions to the title of the Project as set forth in the title insurance policy delivered to the Lessor and Assignee under Section 4 of the Agreement for Lease (for the period prior to Substantial Completion), as such exceptions are revised by the endorsement issued pursuant to Section
9.24(g) of the Agreement for Lease, and in a notice of continuation or endorsement to the title insurance policy delivered to the Lessor and Assignee under Section 6 of the Agreement for Lease (for the period on and after Substantial Completion) other than Liens securing the payment of taxes, assessments and other governmental charges or levies; (h) inchoate mechanics' Liens arising in the ordinary course of business on or in respect of the Project and for amounts the payment of which is either not yet delinquent or is the subject of a Permitted Contest (provided that the Lessee is in compliance with any security requirements under paragraph (b) of Section 27 hereof relating thereto); and (i) such other or additional matters as may be approved in writing by the Lessor and each Assignee.

     "Person" means any individual, corporation, partnership, limited liability company, private limited company, joint venture, association, joint-stock company, trust, unincorporated organization of government or any agency or political subdivision thereof.

     "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and between the Lessee, as pledgor, and the Lessor, as pledgee, as the same may be amended, restated, modified or supplemented from time to time.

     "Pledged Contracts" means the EPC Contract, the Performance Bonds (from and after the date each such Performance Bond becomes effective), the Letter of Credit, the Retention Letter of Credit (if any), the EPC Subcontracts (from and after the date each such EPC Subcontract becomes effective), the Interconnection Agreement, the Services Agreement, the Fuel Supply Agreements and the Power Purchase Agreements, in each case as pledged pursuant to the Pledge Agreement.

     "Potential Default" means any event which, but for the lapse of time or giving of notice, or both, would constitute an Event of Default.

     "Power Purchase Agreements" means collectively, (i) the Power Purchase Agreement, dated as of February 16, 2001, between the Lessee and Cheyenne Light, Fuel and Power Company, and (ii) the Power Purchase Agreement, dated as of March 5, 2001, between the Lessee and Municipal Energy Agency of Nebraska, as each of the same may be amended, restated, modified, or supplemented from time to time, pursuant to which the Lessee will sell certain electric capacity to each such purchaser as specified therein.

     "Premises" means collectively the Land and the Easements.

     "Project" means the Premises and the improvements and equipment (including all related appliances, appurtenances, accessions, controls, interconnection facilities, transmission lines, wiring, furnishings, materials and parts, and other related facilities and equipment, along with any replacements thereof) constructed thereon pursuant to the EPC Contract (or any other construction contracts entered into by the Lessor or the Lessee) and the Agreement for Lease, which constitute an approximately 90 megawatt coal-fired power plant known as Wygen #1, consisting of steam turbine generators and related equipment.

     "Project Contracts" means the EPC Contract, the GE Turbine Contract, the Ground Lease, the Performance Bonds (from and after the date each such Performance Bond becomes effective), the Letter of Credit, the Retention Letter of Credit (if any), the EPC Subcontracts (from and after the date each such EPC Subcontract becomes effective), the Easement Agreement, the Required Easement Agreements (from and after the date each such Required Easement Agreement becomes effective), the Interconnection Agreement, the Services Agreement, the Fuel Supply Agreements and the Power Purchase Agreements, as each of the same may be amended, restated, modified or supplemented from time to time as permitted hereunder. A list of the Project Contracts in existence on the date hereof is attached as Exhibit C hereto.

     "Reconciliation  Amount"  has the  meaning  set forth in  paragraph  (f) of
Section 7 hereof.

     "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater, or any structure.

     "Remedial Action" means actions required or undertaken by a Governmental Authority, or which are appropriate as a matter of prudent business practice and commercial reasonableness, to (i) clean up, remove, treat, contain or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; (iii) investigate and determine if a removal or remedial response is needed; or (iv) design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

     "Removable  Improvements"  has the  meaning set forth in  paragraph  (b) of
Section 8 hereof.

     "Renewal Notice" has the meaning set forth in paragraph (c) of Section 13 hereof.

     "Renewal Term" has the meaning set forth in paragraph (c) of Section 13 hereof.

     "Required Easement Agreements" has the meaning set forth in the Agreement for Lease.

     "Responsible Officer" shall mean the President, Vice President, Secretary or Treasurer of the Lessee.

     "Retention" has the meaning set forth in the Agreement for Lease.

     "Retention Letter of Credit" shall mean the Retention Letter of Credit issued pursuant to Section 7.3 of the EPC Contract.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

     "Second  Extended  Term"  has the  meaning  set forth in  paragraph  (b) of
Section 6 hereof.

     "Services Agreement" means the Services Agreement, dated as of July 20, 2001, between Black Hills Power, Inc. and the Lessee, as the same may be amended, restated, modified or supplemented from time to time.

     "Substantial Completion" has the meaning set forth in the Agreement for Lease.

     "Taking" means the requisition, taking or sale in, by or on account of actual or threatened eminent domain proceedings or other action by any person or authority having the power of eminent domain.

     "Termination Conditions" means the following conditions made by the Lessee to the Lessor as a condition to the sale of the Project pursuant to Section 12 hereof: on the date of such sale (i) no Event of Loss, Taking, Termination Event, Event of Default or Potential Default shall have occurred and be continuing, (ii) the Project shall not be undergoing any repairs, additions or alterations that could reasonably be expected to diminish the fair market value, utility or remaining economic useful life which the Project would have had at such time had such repair, addition or alteration not been undergoing (assuming the Project is in the condition required hereby), (iii) the Project shall be in compliance with all Legal Requirements, (iv) the Lessee shall, at its expense, deliver to the Lessor an environmental audit satisfactory in scope and content to the Lessor and Assignee in their reasonable discretion, to the effect that
(A) no Environmental Matters exist with respect to the Project as a result of the construction, operation and maintenance of the Project and (B) the Project may be operated to its design capacity in accordance with the Project Contracts and in compliance with Environmental Requirements, and (v) the Lessee shall deliver to the Lessor and Assignee a report of an independent engineer reasonably satisfactory to the Lessor and Assignee, to the effect that the Project (A) has been maintained in accordance with the terms and conditions of
Section 9 of this Lease and (B) is capable of being operated in accordance  with
(1) the design specifications required by the EPC Contract, taking into account normal and proper wear and tear resulting from the operation of the Project, (2) the performance standards required for Operational Acceptance under the EPC Contract, taking into account normal and proper wear and tear resulting from the operation of the Project and (3) prudent industry practices.

     "Termination Date" has the meaning set forth in paragraph (a) of Section 12 hereof.

     "Termination Event" has the meaning set forth in paragraph (a) of Section 14 hereof.

     "Termination Notice" has the meaning set forth in paragraph (a) of Section 12 hereof.

     "Unrecovered Liabilities and Judgments" means all liabilities of an Indemnified Person, including, without limitation, taxes, losses, obligations, claims, damages (including, without limitation, Environmental Damages and strict liability in tort), penalties, premiums, breakage costs, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys', experts', consultants' and accountants' fees and expenses) or judgments of any nature against an Indemnified Person relating to or in any way arising during the term of the Agreement for Lease and relating to or in any way arising out of
(i) the Lessor's acquisition, ownership and financing of the Project, (ii) the Lessor's acquisition of a leasehold interest in the Premises, (iii) the Lessee's construction of the Project or (iv) the operation or use of the Premises or the Project by the Lessee or any agent or subcontractor of the Lessee, in each case to the extent that such Indemnified Person has not received full indemnification for such liabilities or judgments by the Lessee.

     "Variable Component of Basic Rent" has the meaning set forth in the definition of Basic Rent in Section 1 hereof.

     SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.

     (i) The Lessee represents and warrants to the Lessor:

     (a) Corporate Matters. The Lessee (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wyoming, (ii) has full power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Lease, the Agreement for Lease, the Project Contracts, the Pledge Agreement, the Facility Support Agreement and any Consent, and (iii) is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification.

     (b) Binding Agreement. This Lease and the Consent have been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of this Lease by the Lessor and the Consent by the parties thereto other than the Lessee, this Lease and the Consent is a legal, valid and binding obligation of the Lessee, enforceable according to its terms.

     (c) Compliance with Other Instruments. The execution, delivery and performance by the Lessee of this Lease, the Project Contracts to which the Lessee is a party, the Facility Support Agreement, the Pledge Agreement and any Consent will not result in any violation of any term of the articles of incorporation or the by-laws of the Lessee, do not require stockholder approval or the approval or consent of any trustee or holders of indebtedness of the Lessee except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property or assets of the Lessee under, any indenture, mortgage or other agreement or instrument to which the Lessee is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any Governmental Authority or court having jurisdiction over the Lessee or any of its activities or properties.

     (d) Governmental Consents. There are no consents, licenses, orders, authorizations, approvals, Environmental Approvals, Permits (as defined in the Agreement for Lease), waivers, exemptions, extensions or variances of, or notices to or registrations or filings with any Governmental Authority or public body (each a "Governmental Action") which are or will be required in connection with the valid execution, delivery and performance of this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts, or any Governmental Action (i) which is or will be required in connection with any participation by the Lessor or any Assignee in the transactions contemplated by the Project Contracts, the Pledge Agreement, the Facility Support Agreement, the Consent, this Lease or the Agreement for Lease, (ii) which is or will be required in connection with the acquisition or ownership by the Lessor of the Project and all equipment for use with respect thereto, (iii) which is or will be required for the lease of the Project or the operation of the Project in accordance with and as contemplated by the Project Contracts and this Lease, or (iv) which is or will be required to be obtained by the Lessee, the Lessor, Merrill, Merrill Lynch, Merrill Leasing, any Assignee or any Affiliate of the foregoing, during the term of this Lease, the Agreement for Lease or the Project Contracts, with respect to the Project or the Project Contracts, except for (i) the filing of an application for EWG status under
Section 32 of the 1935 Act and (ii) filings, if any, required under Section 6111 of the Code, and except such Governmental Actions (A) each of which has been duly obtained, given or accomplished, is in full force and effect, is final, is not under appeal, and all applicable appeal periods have expired, with a true copy thereof delivered to the Lessor or (B) as may be required by applicable law not now in effect.

     (e) Financial Statements.  The Lessee has furnished to the Lessor copies of
(i) the Lessee's annual unaudited financial statements for the year ended December 31, 2000 and its quarterly unaudited financial statements for the quarter ended March 31, 2001, and (ii) the Guarantor's Annual Report on Form 10-K for the year ended December 31, 2000, and the Guarantor's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. The financial statements contained in such documents fairly present the financial position, results of operations and consolidated statements of cash flows of the Lessee and the Guarantor, as the case may be, as of the dates and for the periods indicated therein and have been prepared in accordance with GAAP.

     (f) Changes. Since December 31, 2000, there has been no material adverse change in the business, assets, properties, revenues, financial condition, operations or prospects of the Project, the Lessee or the Guarantor, nor any change which could reasonably be expected to have a material adverse effect on (i) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project,
(ii) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (iii) the business, assets, properties, financial condition, operations or prospects of the Lessee or the Guarantor, or (iv) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts.

     (g) Litigation. There is no action, suit, claim, or counterclaim, proceeding or investigation, at law or in equity, by or before any court, governmental body, agency, commission or other tribunal now pending or threatened against or affecting the Project, the Lessee or the Guarantor or any property or rights of the Lessee or the Guarantor or questioning the enforceability of this Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts, which, if adversely determined, could reasonably be expected to have a material adverse effect on (i) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project, (ii) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (iii) the business, assets, properties, financial condition, operations or prospects of the Lessee or the Guarantor, or
(iv) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts.

     (h) Intellectual Property. All Intellectual Property Rights required for the construction and operation of the Project in accordance with and as contemplated by the Project Contracts or this Lease, have been or will in the ordinary course of business be timely obtained and, once obtained, will remain in full force and effect. The Lessee owns or has the right to use all Intellectual Property Rights that are material and are required to perform the Lessee's obligations under the Project Contracts without any conflict with the rights of others.

     (i) Project Contracts. Each Project Contract in existence on the date hereof has been duly authorized, executed and delivered by the parties thereto and is a legal, valid and binding obligation of the parties thereto, enforceable according to its terms. The Lessee has not received notice from any party to a Project Contract that (i) such party is terminating any Project Contract, (ii) a default has occurred under any Project Contract or any Person has alleged that a default has occurred under any Project Contract or (iii) there are any claims for damages existing as a result of the Lessee's performance of or its failure to perform any of its obligations under any Project Contract. No default has occurred and is continuing under any Project Contract on the date hereof.

     (j) Compliance with Legal Requirements and Insurance Requirements. The construction, operation, use, and physical condition of the Project are in full compliance with all Legal Requirements and Insurance Requirements and all premiums due with respect to such Insurance Requirements have been paid.

     (k) Liens. The Project is not subject to any Lien, except Permitted Liens, and none of such Permitted Liens could reasonably be expected to materially interfere with the use or possession of the Project or the use or exercise by the Lessor of its rights under this Lease or any other document contemplated hereby or entered into in connection herewith.

     (l) Agreement for Lease. The Project has been built in accordance with the terms of the Agreement for Lease. The representations and warranties of the Lessee, as agent, in the Agreement for Lease are true and correct in all material respects.

     (m) ERISA. The Lessee has not established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA").

     (n) Status of Lessee. All of the Lessee's capital stock is owned (directly or indirectly) beneficially and of record by the Guarantor.

     (o)  Environmental   Matters.   Except  as  expressly   identified  in  the
environmental  reports  delivered  pursuant  to Section 4 of the  Agreement  for
Lease:

          (i) To the best knowledge of the Lessee, after due inquiry, the Lessee and the Project comply, and have at all times complied, with all Environmental Requirements applicable to the Project. The Lessee and the Project shall at all times comply with all material Environmental Requirements applicable to the Project, including, without limitation, the use, maintenance and operation of the Project, and all activities and conduct of business related thereto, including, without limitation, the treatment, remediation, removal, transport, storage and/or disposal of any Contaminant, and no material capital expenditures are anticipated to maintain or achieve compliance with Environmental Requirements;

          (ii) The Lessee has obtained or has taken appropriate steps, as required by Environmental Requirements, to obtain, and shall maintain all Environmental Approvals necessary for the construction and operation of the Project, and, in the case of Environmental Approvals necessary for operation, will take such steps as are necessary to secure such Environmental Approvals prior to the scheduled commencement of operation, all such Environmental Approvals already obtained are in good standing, are in full force and effect, are final, are not under appeal, and all applicable appeal periods have expired, and the Lessee and the Project are currently in material compliance and shall remain in material compliance with all terms and conditions of such Environmental Approvals. No material change in the facts or circumstances reported or assumed in the applications for or the granting of such Environmental Approvals exists. There are no proceedings pending or threatened which may be expected to rescind, terminate, modify, condition, suspend or otherwise alter such Environmental Approvals, or which would jeopardize the validity of, or the ability of the Lessee to obtain, maintain, or comply with, any such Environmental Approvals in a timely manner;

          (iii) The Lessee has not received any notice that any of the third parties with which the Lessee has arranged, engaged or contracted to accept, treat,
     transport,   store,  dispose  or  remove  any  Contaminant
     generated or present at the Project, or which otherwise participate or have participated in activities or conduct related to the Project, were not properly permitted at the relevant time to perform the foregoing activities or conduct;

          (iv) The Lessee has not received any notice that it or the Project is subject to any investigation, and is not subject to any judicial or administrative proceeding, notice, order, judgment, decree or settlement, alleging or addressing in connection with the Project (A) any violation of any Environmental Requirements, (B) any Remedial Action, or (C) any Environmental Damages, claims or liabilities and costs arising from the Release or threatened Release of any Contaminant;

          (v) No Environmental Lien has attached to any portion of the Project, and the Lessee shall not cause or suffer any action or occurrence that will allow an Environmental Lien to attach to any portion of the Project;

          (vi) The Lessee has not received, and is not otherwise aware of, any notice, claim or other communication concerning (A) any alleged violation of any Environmental Requirements at the Project, whether or not corrected to the satisfaction of the appropriate authority, (B) any alleged liability of the Lessee for Environmental Damages arising out of or related to the Project, or (C) any alleged liability of the Lessee arising out of or related to the Project for the Release or threatened Release of a Contaminant at any location, and there exists no writ, injunction, decree, order or judgment outstanding, nor, to the best knowledge of the Lessee, after due inquiry, any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating to the condition, ownership, use, maintenance, construction or operation of the Project, or the suspected presence of Contaminants thereon or therefrom, nor does there exist any basis for such lawsuit, claim, proceeding, citation, directive, summons or investigation being instituted or filed;

          (vii) To the best knowledge of the Lessee, after due inquiry, there has been no Release of any Contaminants which would constitute a violation of any Environmental Requirement with respect to the Project or which would require any Remedial Action at, to or from the Project, and the Lessee shall not cause or suffer any such Release during the term of this Lease;

          (viii) The Project is not listed or proposed for listing on the National Priorities List ("NPL") pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or listed on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites, and the Lessee is not aware of any conditions at the Project which, if known to a Governmental Authority, would qualify the Project for inclusion on any such list;

          (ix) Neither the Lessee nor, to the best knowledge of the Lessee, after due inquiry, any contractor engaged by the Lessee in connection with the Project has transported or arranged for the transport of any Contaminant from the Project to any facility or site for the purpose of treatment or disposal which (A) is included on the NPL, or (B) to the best knowledge of the Lessee, is or was, at the time of disposal, subject to a Remedial Action requirement (other than routine, anticipated regulatory requirements, including, but not limited to, closure-related corrective action obligations affecting closed solid waste management units at such facility) issued under the federal Resource Conservation and Recovery Act or any state, local or foreign solid or hazardous waste regulatory law, or (C) at the time of the disposal had received a notice of violation or was otherwise subject to a governmental enforcement action with respect to alleged violations of any Environmental Requirements, and the Lessee shall use its best efforts not to suffer or permit any such transportation or arrangement to any such facility or site during the term of this Lease;

          (x) Neither the Lessee nor, to the best knowledge of the Lessee, after due inquiry, any contractor engaged by the Lessee in connection with the Project has engaged in or permitted, nor shall the Lessee engage in or permit, any operations or activities upon, or any use or occupancy of the Project or any portion thereof, for the purpose of or in any way involving the illegal or improper release, discharge, refining or dumping of any Contaminant or the illegal or improper handling, storage, use or disposal of any Contaminant, nor has the Lessee or any other Person caused any Contaminant to be deposited, released, stored, disposed, leached or otherwise come to be located on, under, in or about the Premises, nor to the knowledge of the Lessee has any Contaminant migrated from the Premises onto or underneath other properties;

          (xi) To the best knowledge of the Lessee, after due inquiry, there is not constructed, placed, deposited, stored, disposed nor located on the Project or the Premises any asbestos in any form which has become or threatens to become friable. The Lease shall not cause or suffer the use of any asbestos containing material in connection with its management and operation of the Project during the term of this Lease;

          (xii) To the best knowledge of the Lessee, after due inquiry, there is not constructed, placed, deposited, released, stored, disposed, leached nor located on the Project any mono- or poly-chlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs. The Lessee shall not cause or suffer the use of any article containing PCBs at or on the Project during the term of this Lease;

          (xiii) To the best knowledge of the Lessee, the Lessee has no liability, and has neither received nor is otherwise aware of any notice, claim or other communication alleging liability on the part of the Lessee, for the violation of any Environmental Requirements, for Environmental Damages, or for the presence, Release, or threatened Release of any Contaminant in connection with the Project; and

          (xiv) None of the matters identified in the environmental reports delivered pursuant to Section 4 of the Agreement for Lease, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (A) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project, (B) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (C) the business, assets, properties, financial condition, operations or prospects of the Lessee or the Guarantor, or (D) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts.

          (p) Project Authorizations. The Lessee has obtained, or shall in the ordinary course of business obtain prior to the time required, all certificates, Permits, Governmental Actions, licenses, authorizations and approvals required (i) in the management and operation of the Project in accordance with and as contemplated by the Project Contracts, the Facility Support Agreement and this Lease, (ii) for any change or modification of the use of the Project, (iii) for construction of any improvements thereto and (iv) for acquisition of equipment related to the Project for use with respect thereto, and a list of all such certificates, Permits, Governmental Actions, licenses, authorizations and approvals required by all applicable law in effect on the date hereof is attached as Exhibit D hereto.

     (q) Compliance with Project Contracts. The physical condition of the Project as it is presently constructed complies with all material requirements of each Project Contract and will enable the Lessee to perform all of its obligations under the Project Contracts, the Facility Support Agreement and this Lease in accordance with their respective terms.

     (r) Pledge Agreement. The Pledge Agreement has been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of the Pledge Agreement by the Lessor, is a legal, valid and binding obligation of the Lessee, enforceable according to its terms. The Pledge Agreement creates a valid first priority security interest in the Collateral (as defined in the Pledge Agreement), securing the payment of the Secured Obligations (as defined in the Pledge Agreement). All action necessary to perfect the security interest in the Collateral has been taken and such security interest has priority over any other Lien on the Collateral, except for Permitted Liens.

     (s) Operation of the Project. The Project is being constructed such that, on and after the achievement of Operational Acceptance (as such term is defined in the EPC Contract) it will be able (i) to be operated on a safe and reasonably economic basis in compliance with all material Governmental Actions existing at the time, the Project Contracts, the Facility Support Agreement and this Lease for a period of at least 30 years thereafter, and (ii) to be mechanically operated on a safe basis in compliance with all existing material Governmental Actions for a period of at least 30 years thereafter.

     (t) Utility Availability. All utility services and Interconnections necessary for the operation of the Project (including, without limitation, gas, electrical, water, coal supply and storage and sewage services and facilities) are available for use at the boundaries of the Premises or within a reasonable distance from the Premises.

     (u) Guaranty. The Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable according to its terms.

     (v) Disclosure. None of the representations made by the Lessee in this Lease or the Agreement for Lease or the financial statements referred to in paragraph (i)(e) of Section 2 hereof, contained as of its date any untrue statement of a material fact or omitted to state a material fact necessary in order to make the representations contained herein or the statements contained therein not misleading in light of the circumstances under which they were made.

     (w) No Default. Neither the Lessee nor the Guarantor is in violation of or in default under or with respect to any Legal Requirement in any respect which could reasonably be expected to have a material adverse effect on (i) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project, (ii) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (iii) the business, assets, properties, financial condition, operations or prospects of the Lessee or the Guarantor, or
(iv) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts.

     (x) Taxes. The Lessee has filed or caused to be filed all tax returns which are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its assets and properties and has paid all other taxes, fees or other charges imposed on it by any Governmental Authority (except taxes, fees and charges subject to a Permitted Contest).

     (y) Budgets. All budgets (including the Budget) furnished or to be furnished to the Lessor and Assignee by or on behalf of the Lessee and the summaries of significant assumptions related thereto, if any (i) have been and will be prepared with due care in accordance with prudent business practices,
(ii) fairly present, and will fairly present the Lessee's expectations as to the matters covered thereby as of their date, (iii) are based on, and will be based on, assumptions that are reasonable as to all factual and legal matters material to the estimates therein and (iv) are in all material respects consistent with, and will be in all material respects consistent with, the provisions of this Lease, the Agreement for Lease and the Project Contracts. The Budget includes all costs and expenses that could reasonably be expected to be incurred in connection with the construction of the Project.

     (z) Facility Support Agreement. The Facility Support Agreement has been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of the Facility Support Agreement by the Lessor, is a legal, valid and binding obligation of the Lessee, enforceable according to its terms.

     (ii) The Lessee covenants to the Lessor:

     (a) Distributions in Default. So long as an Event of Default pursuant to paragraph (a) of Section 18 hereof has occurred and is continuing, the Lessee will not make any distributions or return of capital of any kind to any of its equity investors or any payment of management fees or any payments of principal or interest on any subordinated debt.

     (b) Conduct of Business and Maintenance of Corporate Existence. The Lessee will (i) preserve, renew and keep in full force and effect its existence as a corporation in good standing under the laws of the State of Wyoming until the expiration or other termination of this Lease and the indefeasible payment of all amounts owing hereunder, and (ii) maintain all rights, privileges and franchises material to the conduct of its business; provided, however, that nothing contained in this paragraph (b) shall prevent the Lessee from consummating any merger, consolidation or sale permitted by the provisions of
Section 25 hereof.

     (c) Delivery of Information. The Lessee shall deliver to the Lessor and Assignee from time to time, (i) (A) promptly, and in any event not more than 120 days after the end of each fiscal year of the Lessee (commencing with the fiscal year 2001), copies of the Lessee's annual audited financial statements and promptly, and in any event not more than 60 days after the end of each of the first three fiscal quarters of each relevant fiscal year of the Lessee, copies of the Lessee's quarterly unaudited financial statements, both prepared in accordance with GAAP, and (B) promptly, and in any event not more than 120 days after each fiscal year of the Guarantor, copies of the Guarantor's Annual Report on Form 10-K and promptly, and in any event not more than 60 days after the end of each of the first three fiscal quarters of each relevant fiscal year of the Guarantor, copies of the Guarantor's Quarterly Reports on Form 10-Q and promptly any other reports the Guarantor files with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, (ii) promptly upon request, such other information with respect to the Lessee's or the Guarantor's operations, business, properties, assets, financial condition or litigation as the Lessor or any Assignee shall reasonably request, (iii) promptly after a Responsible Officer obtains knowledge of any Event of Default, Potential Default, Event of Loss, Taking or Termination Event, a certificate of a Responsible Officer specifying the nature and period of existence of such Event of Default, Potential Default, Event of Loss, Taking or Termination Event, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto, (iv) promptly after a Responsible Officer obtains knowledge of any material adverse change in the financial condition or business of the Lessee, or of any liabilities or obligations arising as a result of tortious action or omission or Environmental Damages or in respect of governmental fines or obligations (other than taxes) or liabilities or obligations arising as a result of Environmental Matters, or of any material adverse change in the financial condition or business of the Guarantor or of any litigation of the type described in paragraph (i)(g) of this Section 2, a certificate of a Responsible Officer describing such change, liabilities, obligations or litigation, as the case may be, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto, (v) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in clause (i) of this paragraph (c), a certificate of a Responsible Officer stating, to the best knowledge of such Responsible Officer after reasonable inquiry,  whether  there  exists  on the date of such  certificate  any Event of
Default, Potential Default, Event of Loss, Taking or Termination Event or default under any Project Contract, and if any Event of Default, Potential Default, Event of Loss, Taking or Termination Event or default under any Project Contract exists, specifying the nature and period of existence thereof and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto and (vi) promptly after a Responsible Officer obtains knowledge of any legal, governmental or regulatory proceeding that could have a material adverse effect on (A) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project,
(B) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (C) the business, assets, properties, financial condition, operations or prospects of the Lessee or the Guarantor or (D) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts, a certificate of a Responsible Officer describing each such proceeding and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto.

     (d) Regulation. Neither the Lessor nor any Assignee nor any of their respective Affiliates is or will be, solely by reason of (i) its entering into this Lease, the Agreement for Lease or any other document contemplated hereby,
(ii) the acquisition, ownership, leasing or financing of the Project (or any part thereof) or (iii) the operation of the Project (or any part thereof) in accordance with and as contemplated by the Project Contracts and this Lease, during the term of this Lease, the Agreement for Lease or the Power Purchase Agreements, subject to regulation under any Legal Requirement (including any Legal Requirement (A) under the 1935 Act, (B) imposed by any state or local public utility commission or other similar regulatory body, authority or group, or (C) under the Federal Power Act, as amended).

     (e)  Project  Information.  The  Lessee  shall  furnish  to the  Lessor and
Assignee:

               (i) all material written communications relating to any pending or threatened investigations, claims or proceedings with respect to any Governmental Action or proposing to amend, modify or affect any Governmental Action then required to be in effect with respect to the Project;

               (ii) written notice of the occurrence of any event giving rise (or that could reasonably be expected to give rise) to a claim under any insurance policy maintained pursuant to the terms of this Lease in an amount greater than $100,000 together with copies of any document relating thereto (including copies of any such claim) in the possession or control of the Lessee; and

               (iii) promptly upon its execution, a copy of any replacement Project Contract.

     (f) Notice of Environmental Events:


               (i) The Lessee shall promptly, but in any case within five (5) Business Days of receiving actual or constructive notice thereof, notify the Lessor and Assignee if, after the date of this Lease, (A) any Environmental Matter has occurred involving the Project or any part thereof (including, but not limited to, the presence, emission or unpermitted Release of Contaminants or the violation of any applicable Environmental Requirements) that could reasonably be expected to result in penalties or other liabilities in excess of $100,000, or (B) the Lessee has received notification that it, the Project or any part thereof is the subject of a proceeding that could reasonably be expected to result in any ordered remediation or corrective action or other liability related to an Environmental Matter, the cost of which liability is reasonably expected to exceed $100,000 (each of (A) and (B) an "Environmental Event").

               (ii) Following the receipt of a notice pursuant to (i) above, the Lessor and Assignee, in each case in their sole discretion, may require the Lessee to cause to be conducted by a qualified environmental consultant satisfactory in all respects to the Lessor and Assignee, an environmental audit of the Project or related operation on which the Lessor or Assignee may rely, the scope of which audit shall be limited to confirming the magnitude and anticipated cost of the liability resulting from the Environmental Event and to provide a copy of such environmental consultant's report on its audit to the Lessor and Assignee.

               (iii) The Lessee shall immediately initiate, or cause to be initiated at no cost to the Lessor or Assignee, such actions as may be necessary to comply in all respects with all applicable Environmental Requirements and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of the Project or any part thereof, whether existing prior to, on or after the date of this Lease. Once the Lessee commences such actions, the Lessee shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Requirements and to eliminate any significant risk to human health or the environment and shall, at the request of the Lessor or Assignee during the Initial Term or any Extended Term, give periodic progress reports on its compliance efforts and actions.

     (g) Environmental. The Lessee shall not use or dispose of any Contaminant or allow any Contaminant to be brought onto or stored or used on or transported or Released to or from the Project, other than in the ordinary course of business and in compliance in all material respects with all applicable Environmental Requirements.

     SECTION 3. LEASE OF THE PROJECT.

     (a) The date upon which the Lessee receives the Final Advance (as defined in the Agreement for Lease) under the Agreement for Lease, shall be the "Effective Date". From and after the Effective Date, and during the Initial Term and any Extended Term and any Renewal Term, the Lessor does hereby lease the Project (including a sublease of the Lessor's interest in the Premises) to the Lessee and the Project and the rights and obligations of the Lessor and the Lessee shall be governed by this Lease and not the Agreement for Lease, except to the extent otherwise expressly provided in this Lease and the Agreement for Lease. On the Effective Date, the Lessee shall be deemed to have certified that all representations and warranties of the Lessee contained in this Lease are true and correct in all material respects on and as of the Effective Date. As provided in the Agreement for Lease, on the Effective Date, the Acquisition Cost and the Adjusted Acquisition Cost shall be adjusted, if necessary, to reflect
(i) the Completion Amount advanced to the Lessee under the Agreement for Lease and (ii) the Retention, if any.

     (b) Up to six (6) months after the Final Advance (as defined in the Agreement for Lease), the Lessee may request a Completion Advance under the Agreement for Lease by delivering a Certificate of Increased Cost (as defined in the Agreement for Lease) to the Lessor and otherwise complying with the terms of
Section 7 of the Agreement for Lease. On or before the fifth Business Day prior to the date upon which the Lessee receives the Final Advance (as defined in the Agreement for Lease), the Lessee shall designate the Completion Amount. After such designation the aggregate amount of the Completion Advance shall not exceed the Completion Amount. The provisions of paragraph (b) of subsection 2.3 and
Section 7 of the Agreement for Lease shall govern (i) the designation of the Completion Amount, (ii) the making of the Completion Advance and (iii) any adjustments to the Acquisition Cost and the Adjusted Acquisition Cost occasioned thereby. At the time the Completion Advance is made, the Lessee shall be deemed to have certified that all representations and warranties of the Lessee contained in this Lease are true and correct in all material respects on and as of such date.

     SECTION 4. OPERATING LEASE.

     (a) It is the intent of the Lessee and the Lessor that: (i) this Lease constitutes an operating lease from the Lessor to the Lessee for purposes of the Lessee's financial reporting, (ii) this Lease and other transactions contemplated hereby preserve the ownership of the Project in the Lessee for federal, state and local income tax and bankruptcy purposes, and (iii) this Lease grants to the Lessor a Lien on the Project. The Lessee and the Lessor agree that the Lessor shall be deemed to have a valid and binding security interest in and Lien on the Project, free and clear of all Liens, other than Permitted Liens, as security for the obligations of the Lessee under this Lease and the Agreement for Lease (it being understood and agreed that the Lessee does hereby grant a Lien, and convey, transfer, assign, mortgage and warrant to the Lessor and its successors, transferees and assigns, for the benefit of the Lessor and its successors, transferees and assigns, on the Project and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessee under this Lease and the Agreement for Lease).

     (b) Specifically,  without limiting the generality of paragraph (a) of this
Section 4, the Lessee and the Lessor intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State thereof affecting the Lessee, the Lessor, any Assignee or any collection actions relating thereto, the transactions evidenced by the Agreement for Lease and this Lease shall be regarded as loans made by the Lessor to the Lessee.

     SECTION 5. ABSOLUTE OBLIGATION.

     (a) The obligations of the Lessee to pay all amounts payable pursuant to this Lease (including specifically and without limitation amounts payable under Sections 7 and 11 hereof) shall be absolute and unconditional under any and all circumstances of any character, and such amounts shall be paid without notice, demand, defense, set-off, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of the Lessee to lease and pay Basic Rent, Additional Rent, and any other amounts due hereunder (including, without limitation, the amounts required to be paid pursuant to paragraph (e) of Section 7 hereof) for the Project accepted for lease pursuant to this Lease is without any warranty or representation, express or implied, as to any matter whatsoever on the part of the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

     THE LESSEE HAS SELECTED THE PROJECT ON THE BASIS OF ITS OWN JUDGMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN UPON A TRANSFER OF THE LESSOR'S INTEREST IN THE PROJECT TO THE LESSEE OR A THIRD PARTY, NEITHER THE LESSOR NOR ANY ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF THE PROJECT, OR AS TO WHETHER THE PROJECT OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

     AS BETWEEN THE LESSEE AND THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON, THE LESSEE ASSUMES ALL RISKS AND WAIVES ANY AND ALL DEFENSES, SET-OFFS, DEDUCTIONS, COUNTERCLAIMS (OR OTHER RIGHTS), EXISTING OR FUTURE, AS TO THE LESSEE'S OBLIGATION TO PAY BASIC RENT AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

     (A)   THE   SAFETY,   TITLE,   CONDITION,   QUALITY,   FITNESS   FOR   USE,
MERCHANTABILITY,   CONFORMITY  TO   SPECIFICATION,   OR  ANY  OTHER  QUALITY  OR
CHARACTERISTIC OF THE PROJECT, LATENT OR NOT;

     (B) ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT WHICH THE LESSEE MAY HAVE AGAINST THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

     (C) ANY DEFECT IN TITLE OR OWNERSHIP OF THE PROJECT OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO THE PROJECT;

     (D) ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, THE PROJECT, IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF THE PROJECT BY THE LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF THE PROJECT, IN WHOLE OR IN PART;

     (E) ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF THE PROJECT BY THE LESSEE;

     (F) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST THE LESSEE OR THE LESSOR OR ANY ASSIGNEE;

     (G) ANY FAILURE TO OBTAIN,  OR EXPIRATION,  SUSPENSION OR OTHER TERMINATION
OF,  OR   INTERRUPTION   TO,   ANY   REQUIRED   LICENSES,   PERMITS,   CONSENTS,
AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

     (H) THE INVALIDITY OR UNENFORCEABILITY OF THIS LEASE OR ANY OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF THE LESSOR OR THE LESSEE TO ENTER INTO THIS CONTRACT;

     (I) THE INVALIDITY OR UNENFORCEABILITY OF ANY BILL OF SALE EXECUTED IN CONNECTION WITH THIS LEASE OR ANY OTHER INFIRMITY THEREIN OR LACK OF POWER OR AUTHORITY OF ANY PARTY THERETO TO ENTER INTO SUCH BILL OF SALE; OR

     (J) ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

     THE LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF. Each payment of Basic Rent, Additional Rent and any other amount due hereunder made by the Lessee shall be final, and the Lessee, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from the Lessor or any Assignee for any reason whatsoever.

     (b) Notwithstanding any other provision contained in this Lease, it is specifically understood and agreed that neither the Lessor nor any Assignee nor any Affiliate of either, nor anyone acting on behalf of any of them makes any warranties or representations or has any responsibility to disclose any relevant information, nor, except as set forth in Section 21 of this Lease, has the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them made any covenants or undertakings or has any other responsibility or duty, as to the accounting treatment to be accorded the Lessee or as to the U.S. Federal or any state income or any other tax consequences, if any, to the Lessee as a result of or by virtue of the transactions contemplated by this Lease.

     SECTION 6. INITIAL TERM; EXTENDED TERM.

     (a) The "Initial Term" shall commence on the Effective Date and shall continue until June 30, 2008, unless terminated earlier pursuant to Section 13, 14, 15, 16 or 19 hereof.

     (b) The "First Extended Term" shall commence on the day following the last day of the Initial Term and shall continue for up to sixty (60) months, unless terminated earlier pursuant to Section 12, 13, 14, 15, 16 or 19 hereof. The "Second Extended Term" shall commence on the day following the last day of the First Extended Term and shall continue for up to sixty (60) months, unless terminated earlier pursuant to Section 12, 13, 14, 15, 16 or 19 hereof. The First Extended Term and the Second Extended Term shall be collectively referred to herein as the "Extended Term".

     SECTION 7. RENT AND OTHER PAYMENTS.

     (a) The Lessee hereby agrees to pay the Lessor on each Basic Rent Payment Date, in immediately available funds, as provided in paragraph (e) of this
Section 7, Basic Rent for the calendar month (or part thereof) in which such Basic Rent Payment Date falls; provided that, if the Effective Date is on or after the Lease Rate Date in any first partial monthly period of the Initial Term, Basic Rent for such partial monthly period shall be payable on the next succeeding Basic Rent Payment Date.

     (b) The Lessor shall furnish to the Lessee on the 16th day of each calendar month in which a Basic Rent Payment Date falls the Monthly Cost of Project Debt for such monthly period, or, if such day is not a Business Day, on the next succeeding Business Day (the "Lease Rate Date"). Prior to each Basic Rent Payment Date, the Lessor shall furnish the Lessee with a summary of the calculations of Basic Rent for such Basic Rent Payment Date.

     (c) The Lessee hereby agrees to pay on demand all amounts (other than Basic
Rent) payable hereunder, including, without limitation, all amounts payable to any Indemnified Person pursuant to Section 11 hereof.

     (d) Without prejudice to the full exercise by the Lessor of its rights under Sections 18 and 19 hereof, the Lessee shall pay to the Lessor from time to time, on demand, as additional rent ("Additional Rent") (i) amounts required to reimburse the Lessor for its obligations, costs and expenses (not previously included in Basic Rent or Acquisition Cost) incurred in acquiring, financing (including obtaining equity financing and refinancing (including without limitation any amounts owing by the Lessor to its partners as a result of a sale of limited partnership interests by a limited partner of the Lessor or a modification of the terms of such equity financing) and maintaining security for and exercising remedies in connection with any such financing) and leasing the Project (including, without limitation, all obligations, costs and expenses of the Lessor arising in connection with the termination of any Financing Arrangement (whether as a result of a default thereunder or otherwise)), all interest (including, without limitation, interest at a default rate), breakage costs and other costs, fees and expenses incurred by the Lessor under any Financing Arrangement (including any such accruing after the commencement of a bankruptcy or similar proceeding), fees owing to the general partner of the

Lessor under the terms of the Lessor's partnership agreement, rent under the Ground Lease and amounts owing under any Project Contracts and (ii) to the extent legally enforceable, an amount computed by multiplying (A) all sums not paid by the Lessee to the Lessor as provided in this Lease on or before the date such payments are due, by (B) the decimal equivalent of the Monthly Cost of Project Debt as most recently furnished by the Lessor, and by (C) a fraction having a numerator equal to the number of days in the period from but excluding such due date to and including the date of payment thereof and a denominator of
360. The Lessee shall also pay to the Lessor on demand an amount equal to any expenses incurred by the Lessor in collecting such unpaid sums.

     (e) Basic Rent and Additional Rent and any other amount payable by the Lessee to the Lessor shall be paid such that immediately available funds in the full amount due are available on the date due, to the account of the Lessor at such bank, or to such account of such other Person at such bank, or otherwise as the Lessor may from time to time designate.

     (f) During the Lease Term the Lessor shall calculate, on each Lease Rate Date (except the first Lease Rate Date hereunder), the difference, if any, between (i) the Variable Component of Basic Rent paid by the Lessee for the previous calendar month and (ii) an amount equal to what the Variable Component of Basic Rent would have been for such calendar month had the Variable Component of Basic Rent been calculated using the weighted average equivalent percentage cost per annum of borrowings outstanding at any time (as specified in the definition of Monthly Cost of Project Debt) and equity contributions made (as specified in the definition of Monthly Cost of Project Equity) during the previous calendar month (rather than during the applicable Computation Period); provided, that with respect to the Variable Component of Basic Rent for the last month of the Lease Term, such calculation shall occur on the last day of the Lease Term. On or about August 16 of each year of the Lease Term, and on the last day of the Lease Term, the Lessor shall furnish to the Lessee a calculation of the aggregate difference between the amounts determined under clause (i) above and the correlating amounts determined under clause (ii) above (the "Reconciliation Amount") for each calendar month since the date of this Lease or each calendar month since the last time the Reconciliation Amount was calculated, whichever is later. The Lessor and the Lessee agree that if the Reconciliation Amount is a positive number, then such amount shall be credited against the amount of Basic Rent that the Lessee is required to pay on the next Basic Rent Payment Date (or Basic Rent Payment Dates, if such amount shall exceed the amount of Basic Rent payable in the next succeeding month), and if the Reconciliation Amount is a negative number, then such amount shall be payable by the Lessee on the next Basic Rent Payment Date in addition to the amount of Basic Rent due and payable on such Basic Rent Payment Date, except that with respect to the Reconciliation Amount computed on the last day of the Lease Term, such amount shall be paid by the Lessor to the Lessee (in the case of a positive number) or by the Lessee to the Lessor (in the case of a negative number) on the last day of the Lease Term. Any notices required by this paragraph (f) which are furnished to the Lessee by the Lessor shall be conclusive, absent manifest error, as to the contents thereof.

     SECTION 8. RESTRICTED USE; COMPLIANCE WITH LAWS.

     (a) The Lessee will not do or permit any act or thing which might impair, other than normal wear and tear arising out of the proper and normal use thereof, the value or usefulness of the Project.

     (b) The Lessee shall promptly and duly execute, deliver, file and record, at the Lessee's expense, all such documents, statements, filings and registrations, and take such further action, as the Lessor shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Project (other than Removable Improvements) and any Assignee's interest in this Lease or the Project as against the Lessee or any third party in any applicable jurisdiction. Equipment, machinery, apparatus, fixtures, structures and installations may be substituted for portions of the Project (other than Removable Improvements) if (i) the Lessor and Assignee consent to such substitution, such consent not to be unreasonably withheld or denied, (ii) the Lessor and Assignee shall determine that such substitution is consistent with prudent business practices and could not reasonably be expected to adversely affect the Lessee's ability to perform its obligations under this Lease, the Facility Support Agreement and the Project Contracts nor result in a reduction in the value, utility or remaining economic useful life of the Project (assuming the Project is in the condition required hereby), or (iii) such substitution is performed by the Lessee or the Operator in the normal course of operating and maintaining the Project in accordance with the Project Contracts and is consistent with prudent industry practices. As equipment, machinery, apparatus, fixtures, structures and installations are added to, or substituted for, portions of the Project (other than Removable Improvements), title to such additional or substitute equipment, machinery, apparatus, fixtures, structures and installations shall automatically be transferred to the Lessor and such equipment, machinery, apparatus, fixtures, structures and installations shall become a part of the Project and shall be subject to this Lease and title to the existing equipment, machinery, apparatus, fixtures, structures and installations which are being substituted for (other than Removable Improvements) shall be released by the Lessor to the Lessee. The Lessee may, so long as no Potential
Default, Event of Default, Event of Loss, Taking or Termination Event has occurred and is continuing, remove any Removable Improvement in its entirety. "Removable Improvement", for the purposes hereof, shall mean any part that (i) is in addition to, and not in replacement of or substitution for (x) any part originally incorporated or installed in or attached to the Project on the Effective Date or (y) any part in replacement of, or substitution for, any such part, (ii) is not required to be incorporated or installed in or attached or added to the Project pursuant to the terms of the Plans (as defined in the Agreement for Lease), the Project Contracts or this Lease and (iii) can be removed from the Project without causing damage to the Project or any portion thereof, without adversely affecting the ability of the Project to operate in accordance with the Project Contracts, the Facility Support Agreement and this Lease and without diminishing the value, utility or remaining economic useful life which the Project would have had at such time had such alteration, modification or addition not been made (assuming the Project is in the condition required hereby). Upon the removal by the Lessee of any Removable Improvement as provided in the immediately preceding two sentences, title thereto shall, without further act, vest in the Lessee and such Removable Improvement will no longer be deemed part of the Project. Any Removable Improvement not removed by the Lessee prior to the return of the Project to the Lessor hereunder shall remain the property of the Lessor.

     (c) The Lessee shall use every reasonable precaution to prevent loss or damage to the Project and to prevent injury to third persons or property of third persons. The Lessee shall cooperate fully with the Lessor and all insurance companies providing insurance pursuant to Section 10 hereof in the investigation and defense of any claims or suits arising from the ownership, operation, occupancy or use of the Project; provided that nothing contained in this paragraph (c) shall be construed as imposing on the Lessor any duty to investigate or defend any such claims or suits. The Lessee shall comply and shall cause all Persons using, operating or occupying the Project to comply with the Project Contracts and with all Insurance Requirements and Legal Requirements applicable to the Project, to the Lessee or such Person in connection with such Person's use, operation or occupancy of the Project (as the case may be) and to the acquiring, titling, registering, leasing, insuring, using, occupying, operating and disposing of the Project or any part thereof, and the licensing of operators thereof.

     (d) The Lessor or any Assignee, or any authorized representative of either, may during reasonable business hours from time to time inspect the Project and deeds, registration certificates, certificates of title and related documents, including as to Environmental Matters, covering the Project wherever the same may be located, but neither the Lessor nor any Assignee shall have any duty to make any such inspection.

     (e) The Lessee shall not, without the prior written consent of the Lessor, permit, or suffer to exist, any Lien upon the Project, including mechanics' liens or create any Lien upon the Premises, other than Permitted Liens, nor may it sell or assign any right or interest herein or in the Project. The Lessee shall not relinquish possession of the Project or any part thereof, except to the Operator, the General Contractor and to any other contractor for use in performing work on the Project for the Lessee pursuant to and in accordance with the Project Contracts; provided that such relinquishment of possession shall in no way affect the obligations of the Lessee or the rights of the Lessor hereunder and with respect to the Project. The Lessee may sublease the Project; provided, that (i) the terms of the instrument of sublease and the identity of the sublessee shall be subject to the prior written approval of the Lessor and any Assignee, which approval shall not be unreasonably withheld or delayed, (ii) each such sublease shall expressly be made subject and subordinate to the provisions hereof and shall, at the sole option of the Lessor and Assignee, by its terms be subject to termination upon the termination for any reason of this Lease, (iii) no such sublease shall modify or limit any right or power of the Lessor or Assignee hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no such subletting had been made, and (iv) any such sublease made otherwise than as expressly permitted by this paragraph (e) shall be void and of no force and effect. As additional security to the Lessor for the performance of the Lessee's obligations under this Lease, the Lessee hereby assigns to the Lessor and Assignee all of its right, title and interest in and to all subleases permitted hereby and agrees to cause any sublessee to enter into attornment agreements with the Lessor as the Lessor or Assignee shall request. The Lessor shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and the Lessee hereby irrevocably assigns such rents and other sums to the Lessor for the benefit and protection of the Lessor; provided that, unless an Event of Default, Event of Loss, Taking or Termination Event shall have occurred and be continuing hereunder, the Lessee shall be entitled to collect and enjoy such rents and other sums. The Lessee shall, within thirty (30) days after the execution of any such sublease, deliver a conformed copy thereof to the Lessor and Assignee. Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor or Assignee, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Project or any part thereof. Notice is hereby given that the Lessor will not be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding the Project or any part thereof through or under the Lessee, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of the Lessor or Assignee in and to the Project.

     (f) If any Lien or charge of any kind or any judgment, decree or order of any court or other Governmental Authority (including, without limitation, any state or local tax lien affecting the Project), whether or not valid, shall be asserted or entered which might interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Lease, the Lessee shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from the Lessor, promptly take such action as may be necessary to prevent or terminate such interference.

     (g) So long as this Lease is in effect or thereafter if the Lessee remains as party to any Project Contract as a result of its failure to assign to the Lessor (or its designated purchaser) all right, title and interest of the Lessee in and to such Project Contract pursuant to the terms of this Lease, the Lessee shall not create, incur, assume or permit to exist any Lien upon the Lessee's rights or obligations with respect to any Project Contract (other than the Lien of the Pledge Agreement), or sell or assign the Lessee's interest in any Project Contract, other than as permitted pursuant to a Financing Arrangement and the Pledge Agreement. The Lessee agrees that without the prior written consent of the Lessor and Assignee, no amendment, modification, supplement or restatement shall be made to any Project Contract, nor shall any Project Contract be terminated or replaced by a substitute agreement, nor shall the Lessee grant or request any waiver pursuant to any Project Contract other than (i) change orders under the EPC Contract in the manner and to the extent permitted under the Agreement for Lease, (ii) the expiration of the EPC Contract in accordance with its terms, and (iii) any amendment, modification, supplement, restatement consent or waiver which could not reasonably be expected to have a material adverse effect on (A) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project, (B) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner, (C) the business, assets, properties, financial condition, operations or prospects of the Lessee or the Guarantor, or (D) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts.

     (h) The Project shall be maintained and operated solely as contemplated by the Project Contracts. The Lessee shall at its own expense take all actions as may from time to time be necessary so that neither the Lessor, Assignee nor any of their Affiliates will, solely as a result of entering into this Lease or any other document contemplated hereby or entered into in connection herewith or the transactions contemplated hereby or thereby (including, without limitation, the acquisition, operation, leasing, ownership or financing of the Project (or any part thereof) or the delivery of electricity) be deemed to be, or be subject to regulation as, a public utility, an electric utility or a public utility holding company under any Legal Requirement, and the Lessee shall promptly and duly prepare and, if necessary, execute and file, and prepare for execution and filing by the Lessor, Assignee or any Affiliate thereof, such notices, applications and other documents as shall be necessary so that the Lessor, Assignee or any such Affiliate, as the case may be, shall be free of all such regulation. The Lessor, Assignee or any Affiliate thereof shall cooperate with the Lessee with respect to all actions of the Lessee required by this paragraph
(h).


     SECTION 9. MAINTENANCE, IMPROVEMENT AND REPAIR OF THE PROJECT.

     (a) Upon the request of the Lessee, the Lessor will, so long as no Event of Default shall have occurred and be continuing, assign or otherwise make available to the Lessee any and all rights the Lessor may have under any vendor's or manufacturer's warranties or undertakings with respect to any equipment constituting a part of the Project.

     (b) The Lessee shall pay all costs, expenses, fees and charges incurred in connection with the ownership, use, operation or occupancy of the Project. Except as otherwise provided in Section 15, the Lessee shall at all times, at its own expense, and subject to reasonable wear and tear, maintain or cause the Operator to maintain the Project as contemplated by, and during the term of, the Project Contracts, and upon the expiration of the Project Contracts to maintain the Project in accordance with generally accepted industry practices. The Lessee hereby agrees to indemnify and hold the Lessor and each Assignee harmless from and against all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees, arising out of or due to the Lessee's failure to fulfill its obligations under this paragraph (b).

     (c) The Lessee shall pay or discharge: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, imposed or levied upon or assessed against (A) the Project,
(B) any Basic Rent, any Additional Rent or other sum payable hereunder or (C) this Lease or the leasehold estate hereby created, or which arises in respect of the ownership, operation, occupancy, possession or use of the Project; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account all customary deductions (e.g., ordinary operating expenses, depreciation and interest) relating to the Project) imposed or levied upon, assessed against or measured by any Basic Rent, or any Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Project; and (iv) all charges of utilities and communications services serving the Project. Notwithstanding the previous sentence, the Lessee shall not be required to pay any estate, income or similar tax of the Lessor or any of its Affiliates (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which the Lessee is required to pay pursuant to this paragraph (c); provided, however, that, if at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on the Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of the Project or any present or any future improvement or improvements on the Project, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be payable by the Lessee, and the Lessee shall pay and discharge the same as herein provided; provided, further, that the provisions of this paragraph (c) shall not apply to taxes which are excluded from the indemnity provisions of paragraph (b) of Section 11 hereof. The Lessee will furnish to the Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by the Lessee. If any such assessments may legally be paid in installments, the Lessee may pay such assessment in installments. The Lessee will pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or its income or properties, prior to the date on which penalties attach thereto, except to the extent that any such tax, assessment, governmental charge or levy is the subject of a Permitted Contest.

     (d) So long as no Potential Default, Event of Default, Event of Loss, Taking or Termination Event shall have occurred and be continuing, the Lessee may, at its expense, make or permit additions to and alterations to the Project; provided that the Lessee has obtained the prior approval of the Lessor and Assignee that during construction and upon completion of such additions or alterations (i) neither the fair market value of the Project shall be lessened thereby nor the condition of the Project impaired, below the value, utility or condition thereof immediately prior to such action (assuming the Project was then of a condition and repair required to be maintained pursuant to paragraph
(b) of Section 9 hereof), (ii) such work shall be completed in a good and workmanlike manner in accordance with generally accepted and prudent engineering and construction practices and in compliance with all applicable Legal Requirements and Insurance Requirements applicable to it and (iii) at all times the Project will be capable of delivering electricity at or above the level of its capability prior to the undertaking of such additions or alterations and will continue to be able to fully perform under (without any default or excuse to performance) all Project Contracts and this Lease.

     (e) The Lessee agrees to, or to cause the Operator to, maintain at the Project at all times the necessary equipment in such condition so as to enable the Project to be operated and maintained in accordance with generally accepted and prudent industry practices and any other standards required by the Project Contracts and this Lease. The Lessee shall obtain or cause to be obtained in a timely manner and maintain or cause to be maintained in full force and effect all Governmental Actions required for the ownership, construction, leasing, operation and maintenance of the Project in accordance with and as contemplated by the Project Contracts and this Lease and as otherwise necessary to perform its obligations under the Project Contracts and the Facility Support Agreement and will promptly upon the request of the Lessor or Assignee provide a copy of each such Governmental Action to the Lessor and Assignee. The Lessee shall obtain and maintain, or cause to be obtained and maintained, all Intellectual Property Rights necessary in connection with the construction, operation and maintenance of the Project.

     (f) The Lessee shall give notice to the Lessor promptly upon the receipt of any notices from any party to any Project Contract that (i) such party is amending, modifying or waiving or has proposed to amend, modify or waive any term of any Project Contract, (ii) such party is commencing or proposes to commence any dispute resolution procedure under the terms of any Project Contract, (iii) such party is terminating or has proposed to terminate any Project Contract, (iv) a default or a force majeure event has occurred under any Project Contract or any

Person has alleged that a default or a force majeure event has occurred under any Project Contract, or (v) there are claims for damages existing as a result of the Lessee's performance of or its failure to perform any of its obligations under any Project Contract.

     SECTION 10. INSURANCE.

     (a) Insurance pursuant to the Project Contracts. The Lessee shall maintain or cause to be maintained in full force and effect at all times insurance required by the terms of the Project Contracts.

     (b) Insurance by the Lessee.

     (i) The Lessee shall procure at its own cost and expense and maintain in full force and effect at all times on and after the Effective Date (except with respect to the physical damage described in clause (ii) below), and continuing throughout the term of this Lease insurance policies with responsible insurance companies authorized to do business in the State of Wyoming with a Best Insurance Reports rating of "A" or better and a financial size category of "IX" or higher, or if not rated by Best, an S&P claims paying ability rating of "BBB+" or higher, or, if not rated by either of the foregoing, the Lessee's insurance companies shall be of substantially equivalent financial strength and creditworthiness of insurance companies that maintain such ratings (or such other company acceptable to the Lessor and Assignee), with such deductibles as are approved by the Lessor and Assignee, and with such limits and coverage as is consistent with prudent industry practices, but in no event less than the limits and coverage provisions set forth below:

          (1) Workers' Compensation Insurance. Workers' compensation insurance in accordance with and as required under the laws of the State of Wyoming.

          (2) Employer's Liability Insurance. Employer's liability insurance providing compensation for occupational diseases and for injuries sustained by or death resulting to employees of the Lessee or its subcontractors as required by law, including the laws of each state wherein any work is performed under the Lease and where employment contracts of such employees were made, including employer's liability insurance coverage with a $1,000,000 minimum limit per accident.

          (3) Commercial General Liability Insurance. Liability insurance on an occurrence (or AEGIS or EIM claims-made form) basis against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage, personal injury insurance, and the hostile fire exception to the pollution liability exclusion with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage.

          (4) Automobile Liability Insurance. Automobile liability insurance against claims for personal injury (including bodily injury and death) and property damage covering all owned, leased non-owned and hired motor vehicles, including loading and unloading, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable.

          (5) Excess Liability Insurance. Excess liability insurance on an occurrence (or AEGIS or EIM claims-made form) basis covering claims in excess of the underlying insurance described in the foregoing subsections (2), (3) and (4), with a $100,000,000 minimum limit per occurrence; provided, however, in the event the available limit of liability is less than $50,000,000 due to claims against such excess liability insurance, the Lessee shall purchase additional coverage so that the available limit of liability under such excess liability insurance is not less than $100,000,000.

     The amounts of insurance  required in the foregoing  subsections  (2), (3),
(4) and this subsection (5) may be satisfied by the Lessee purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

     (ii) The Lessee shall procure at its own cost and expense and maintain in full force and effect at all times on and after the Effective Date and continuing throughout the term of this Lease insurance policies with responsible insurance companies authorized to do business in the State of Wyoming with a Best Insurance Reports rating of "A" or better and a financial size category of "IX" or higher, or if not rated by Best, an S&P's claims paying ability rating of "BBB+" or higher, or, if not rated by either of the foregoing, the Lessee's insurance companies shall be of substantially equivalent financial strength and creditworthiness of insurance companies that maintain such ratings (or such other company acceptable to the Lessor and Assignee), with such limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Contracts, but in no event less than the limits and coverage provisions set forth below:

               All Risk Property Insurance. Property damage insurance on an "all risk" basis, boiler and machinery insurance on a comprehensive basis (covering all production machinery, including but not limited to pressure vessels, electrical turbines, generators, transformers and other related equipment, motors, air tanks, boilers, machinery, pressure piping or any other similar objects) including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption) fire, lightning and flood and providing coverage for (1) the Project in a minimum aggregate amount equal to the "full insurable value" of the Project, but in no event less than the Adjusted Acquisition Cost of the Project,
               (2) transit including ocean marine transit, if applicable, with sub-limits of $5,000,000, (3) gas, steam and electrical transmission lines along with related equipment for which the Lessee has an insurable interest, (4) foundations and other property below the surface of the ground and (5) attorneys' fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property in a minimum amount of $1,000,000. For purposes of this Section 10(b)(ii), "full insurable value" shall mean the full replacement value of the Project, including any improvements, equipment, spare parts, fuel and supplies, without deduction for physical depreciation and/or obsolescence. All such insurance may have deductibles of not greater than $250,000 per occurrence. Such insurance shall (1) not include any coinsurance provision, (2) provide for increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances, and (3) include debris removal with sub-limits not less than $1,000,000. The earth movement coverage may be insured with a sub-limit not less than $100,000,000, and the flood coverage may be insured with a sub-limit not less than $50,000,000. The property damage coverage shall not contain an exclusion for freezing, mechanical breakdown, loss or damage covered under any guaranty or warranty, or resultant damage caused by faulty workmanship, design or materials.

               If the insurance company providing the physical damage insurance is different from the insurance company providing the boiler & machinery insurance required in this Section 10, then a joint loss agreement between such companies will be required and included as part of the respective policies.

               Environmental Impairment Liability Insurance. Environmental impairment liability insurance for third party damages and injuries arising from a sudden and accidental occurrence, in an amount not less than $10,000,000 per occurrence.

     (iii) Endorsements. All policies of insurance required by this Section 10 shall provide for waivers of subrogation by the insurers in favor of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and Assignee and their respective officers, directors, members, trustees and employees (and such other Persons as may be required by the Project Contracts).

     All policies of liability insurance required to be maintained by the Lessee under paragraphs (b)(i)(3), (4) and (5) of this Section 10 shall be endorsed as follows:

          (1)  To provide a severability of interest or cross liability clause;

          (2) Such that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor or Assignee;

          (3) To name Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and Assignee and their respective officers, directors, members, trustees and employees (and such other Persons as may be required by the Project Contracts) as additional insureds; and

          (4) To name the Lessor and its respective officers and employees as a named insured or an additional insured, as the Lessor may require.

     All policies of insurance required to be maintained by the Lessee under paragraph (b)(ii) of this Section 10 shall name the Lessor as a named insured and name Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and Assignee and its respective officers and employees (and such other Persons as may be required by the Project Contracts) as additional insureds.

     (iv) Waiver of Subrogation. The Lessee hereby waives any and all claims for recovery from the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor and Assignee and their respective officers, directors, members, trustees and employees for any and all loss or damage covered by any of the insurance policies to be maintained under this Lease to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Lessee shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof, or to otherwise contain one or more provisions that prevent the invalidation of the insurance coverage provided thereunder by reason of such waiver.

     (c) Additional Requirements.

     (i) The Lessee shall promptly notify the Lessor and Assignee of any loss in excess of $100,000 covered by any insurance maintained pursuant to paragraph
(b)(ii) of this Section 10.

     (ii) All policies of insurance required to be maintained pursuant to paragraph (b)(ii) of this Section 10 shall provide that Assignee shall be the sole loss payee thereunder and that the proceeds of such policies shall be payable solely to the Operating Account pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or ISO endorsement CP12181091, without contribution. The Lessor and Assignee shall have the right to join the Lessee in adjusting any loss in excess of $100,000. All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor, the limited partners of the Lessor and Assignee regardless of any breach or violation by the Lessee or Lessor of any warranties, declarations or conditions contained in such policies, any action or inaction of the Lessee or the Lessor or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project.

     (iii) A loss under any  insurance  required to be carried  under  paragraph
(b)(ii) of this Section 10 shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings by the Lessee, subject to the approval of the Lessor and Assignee if such loss is in excess of $100,000. In addition the Lessee may in its reasonable judgment consent to the settlement of any loss; provided that, in the event that the amount of the loss exceeds $100,000, the terms of such settlement shall be consented to by the Lessor and Assignee.

     (iv) All policies of insurance required to be maintained pursuant to paragraph (b) of this Section 10 shall be endorsed so that if at any time they should be canceled, or coverage shall be reduced in a manner which affects the interests of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor, the limited partners of the Lessor or Assignee, such cancellation or reductions shall not be effective as to the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor, officers and directors, the limited partners of the Lessor and Assignee for 60 days (except for non-payment of any premium, which shall be for 10 days), after receipt by the Lessor and Assignee of written notice from such insurer of such cancellation or reduction.

     (v) All policies of insurance required to be maintained pursuant to paragraph (b)(ii) of this Section 10 shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, earth movement, sabotage and terrorism.

     (vi) The Lessee may, at its own cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and the Lessee may bring any such prosecution or contest in the name of the Lessor, the Lessee, or both, and the Lessor will join therein at the Lessee's request, provided that the Lessee shall indemnify the Lessor against any losses, costs or expenses (including reasonable attorney's fees) which the Lessor may incur in connection with such prosecution or contest.

     (d) Evidence of Insurance. On the date of this Lease and on an annual basis at least 10 days prior to each policy anniversary, the Lessee shall furnish the Lessor and Assignee with (1) a certificate or other evidence reasonably acceptable to the Lessor and Assignee that all insurance required under this
Section 10 is in force with respect to the Project and (2) a schedule of the insurance policies held by or for the benefit of the Lessee and required to be in force by the provisions of paragraph (b) of this Section 10. Each certificate shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Upon request, the Lessee will promptly furnish the Lessor and Assignee with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Lessee.

     (e) Reports. Upon the request of the Lessor, concurrently with the furnishing of the certificate referred to in paragraph (d) above, the Lessee shall furnish the Lessor and Assignee with a letter, signed by an officer of the Lessee or one of its Affiliates or a member of the risk management group of the Lessee or one of its Affiliates, stating that in the opinion of such officer or member, the insurance then carried or to be renewed is in accordance with the terms of paragraph (b) of this Section 10 and attaching an updated copy of the schedule of insurance required by paragraph (d) above. In addition, the Lessee will advise the Lessor and Assignee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Lessee pursuant to paragraph (b) of this
Section 10.

     (f) Failure to Maintain Insurance. In the event the Lessee fails to maintain the full insurance coverage required by paragraph (b) of this Section 10, the Lessor or Assignee, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Lessee of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same.

     (g) No Duty of the Lessor or Assignee to Verify or Review. No provision of this Section 10, or any provision of this Lease or any Project Contract, shall impose on the Lessor or Assignee any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Lessee, nor shall the Lessor or Assignee be responsible for any representations or warranties made by or on behalf of the Lessee to any insurance company or underwriter. Any failure on the part of the Lessor or Assignee to pursue or obtain the evidence of insurance required by this Lease from the Lessee and/or failure of the Lessor or Assignee to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Lease.

     (h) Application of Insurance and Other Proceeds for and Event of Loss and Certain Takings. It is agreed that (i) any insurance payments received as the result of the occurrence of any Event of Loss, and (ii) any amounts received in connection with any event of Taking described in paragraph (a) of Section 16 hereof, shall be paid to the Operating Account and disposed of as set forth in paragraph (c) of Section 15 hereof.

     (i) Application of Insurance and Other Proceeds for Other than Loss or Taking. The insurance proceeds of any property damage loss to the Project not constituting an Event of Loss, or any amounts received in connection with any event of Taking described in paragraph (b) of Section 16 hereof will be held in the Operating Account and applied in payment (or to reimburse the Lessee) for repairs or replacement in accordance with the terms of paragraph (b) of Section 15 hereof or paragraph (b) of Section 16 hereof. The Lessee shall be entitled, subject to its compliance with the immediately succeeding sentence, (i) to receive the amounts so deposited against certificates, invoices or bills reasonably satisfactory to the Lessor, delivered to the Lessor from time to time as such work or repair progresses, and (ii) to direct the investment of the amounts so deposited as provided in paragraph (j) of this Section 10. To the extent that the Lessor reasonably estimates that the cost of such work or repair shall exceed the amount of proceeds, the Lessee shall make adequate provisions for the payment thereof, which provisions shall be reasonably acceptable to the Lessor and Assignee (as to the terms of the commitment and the creditworthiness of the funding party). Any moneys remaining in the aforesaid account after final payment for repairs has been made shall be used by the Lessor to reduce the Adjusted Acquisition Cost by such amount. Thereupon, the Lessor shall adjust the Adjusted Acquisition Cost to reflect such reduction.

     (j) Investment. The Lessor, at the Lessee's instruction, shall invest the amounts deposited with the Lessor pursuant to paragraph (i) of this Section 10 in any investments permitted under a Financing Arrangement. Such investments shall mature in such amounts and on such dates so as to provide that amounts shall be available on the draw dates sufficient to pay the amounts requested by and due to the Lessee. Any interest earned on investments of such funds shall be paid to the Lessee. The Lessor shall not be liable for any loss resulting from the liquidation of each and every such investment and the Lessee shall bear the risk of such loss, if any.

     (k) Application. Any amount referred to in paragraphs (c)(ii), (i) or (j) of this Section 10 which is payable to the Lessee shall not be paid to the Lessee or, if it has been previously paid to the Lessee, shall not be retained by the Lessee, if at the time of such payment any Potential Default, Event of Default, Event of Loss, Taking or Termination Event shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Lessor as security for the obligations of the Lessee hereunder or, at the Lessor's option, applied by the Lessor toward payment of any of such obligations of the Lessee at the time due hereunder as the Lessor may elect. At such time as there shall not be continuing any Potential Default, Event of Default, Event of Loss or Taking, all such amounts at the time held by the Lessor in excess of the amount, if any, which the Lessor shall have elected to apply as above provided shall be paid to the Lessee.

     (l) "Claims Made" Policies for Certain Types of Insurance. If any liability insurance required under the provisions of this Section 10 is allowed to be written on a "claims made" basis, then such insurance shall include the following:

               (i) The retroactive date (as such term is specified in each of such policies) shall be no later than the date of this Lease; and

               (ii) each time any policy written on a "claims made" basis is not renewed or the retroactive date of such policy is to be changed, the Lessee shall obtain or cause to be obtained for each such policy or policies the broadest extended reporting period coverage, or "tail" reasonably available in the commercial insurance market for each such policy or policies, as determined in the reasonable judgment of the Lessor and Assignee, but in no event less than two years after the expiration of such policy or policies.

     (m) Use or Operation of the Project. The Lessee covenants that it will not use, occupy or operate the Project or permit the use, occupancy or operation of the Project at a time when the insurance required by this Section 10 is not in force.

               SECTION 11. INDEMNITIES.

     (a) The Lessee shall indemnify, protect, defend and hold harmless the Lessor, each general and limited partner of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, each Assignee, and their respective assigns and successors, and each Affiliate of each of them, and their respective officers, directors, trustees, incorporators, shareholders, members, partners (general and limited), employees, agents and servants (each of the foregoing an "Indemnified Person") from and against any and all liabilities (including, without limitation, Environmental Damages and strict liability in tort), taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys', experts', consultants' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

     (i) the purchasing, ordering, delivery, acquisition, construction, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee of title and registration documents, ownership, leasehold or easement interest in the Premises, lease, sublease, lease or easement interests under the Ground Lease, use, non-use, misuse, financing (including, without limitation, all obligations of the Lessor under or in respect of any Financing Arrangement), operation, transportation, repair or control of the Project or any part thereof, and any accident, injury, death or property damage on or about the Project, the Project Contracts, or any other event, act or omission arising from or relating to the execution, performance, termination or enforcement of this Lease or any other Operative Document or the transactions contemplated therein, (A) except to the extent that such costs are included in the Acquisition Cost or Adjusted Acquisition Cost of the Project or have been paid by the Lessee as Basic Rent or Additional Rent,
(B) except for any general administrative expenses of the Lessor, (C) except the income taxes with respect to which indemnification is excluded under paragraph
(b) of this Section 11 and (D) except that this indemnity shall not increase any payment required to be made by the Lessee pursuant to paragraph (b)(iii)(A) or
(c)(iii)(A) of Section 12 of this Lease;

     (ii) the assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of the
Project or any part thereof; provided, however, that, upon request of the Lessee, the Lessor will make available to the Lessee the Lessor's rights under any similar indemnification arising from any manufacturer's or vendor's warranties or undertakings with respect to any equipment constituting a part of the Project;

     (iii) any violation, or alleged violation, by the Lessee of this Lease, the Project Contracts, any Operative Document or of any contracts or agreements to which the Lessee is a party or by which it is bound or of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other Legal Requirements applicable to the Project;

     (iv) any breach of a representation, warranty or covenant made herein, in the Agreement for Lease or in the Guaranty or which is contained in any certificate, document or financial or other statement furnished by or on behalf of the Lessee or the Guarantor under or in connection with this Lease, the Agreement for Lease or the Guaranty;

     (v) any default by the Lessee in the performance or observance of any term, covenant, condition or obligation contained in this Lease or any failure by the Lessee to comply with the Ground Lease, the Easements, the Facility Support Agreement, any Project Contract or any other Operative Document;

     (vi) any and all Environmental Damages relating to or in any way arising out of the Project, including, without limitation:

          (A) the violation or alleged violation of or compliance or non-compliance with any Environmental Requirements (i) in connection with the ownership or operation of the Project, and (ii) by any prior owner or operator of the Premises in connection with the ownership or operation of the Premises;

          (B) the Release or threatened Release at, to or from any location of any Contaminants, or Remedial Action or corrective action (as the latter term is used in Section 3004(u), 3004(v), and 3008(h) of the Resource Conservation and Recovery Act or any equivalent state, local or foreign law) to address any Contaminants, (i) generated, treated, recycled, stored, processed, used or disposed by or on behalf of the Lessee at or in connection with the Project, (ii) generated, treated, recycled, stored, processed, used or disposed by or on behalf of any prior owner or operator of the Premises in connection with the ownership or operation of the Premises, (iii) transported by or on behalf of the Lessee or any other Person to or from the Project for treatment, recycling, processing, use or disposal at any location, or (iv) removed by any Person from any portion of the Project; and

          (C) the presence or alleged presence of any Contaminant at, in, on or under the Project;

          (D) the failure to report, disclose or remediate any of the foregoing or to comply with any applicable consent order or voluntary agreement with any Governmental Authority; and

          (E) any allegations of any of the foregoing; and

     (vii) the Project Contracts and the Operative Documents.

     (b) The Lessee agrees to indemnify, protect, defend and hold harmless each Indemnified Person from and against all U.S. Federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including, but not limited to, license, qualification, franchise, rental, withholding, sales, use, net income, gross income, gross receipts, ad valorem, business, personal property, real estate, value added, excise, motor vehicle, occupation fees and stamp or other taxes or tolls of any nature whatsoever, and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or any Indemnified Person, with respect to the Project or the acquisition, purchase, sale, rental, use, operation, control or ownership of the Project (including, without limitation, any claim by any Governmental Authority for transfer tax, transfer gains tax, mortgage recording tax, filing or other similar taxes or fees in connection with the acquisition of the Project by the Lessor or otherwise in connection with this Lease) or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto; provided that this indemnity shall not apply to (x) Federal, state or local taxes that are based upon or measured by net income or taxes in lieu of net income taxes (including taxes based on capital gains and minimum taxes) imposed directly upon any of the limited or general partners of Wygen Funding, Limited Partnership, or upon Wygen Funding, Limited Partnership itself, except that such indemnity shall apply to
(1) such net income taxes imposed by a state or local government or other taxing authority thereof (A) as a result of the location or use of the Project within the jurisdiction of such government or taxing authority or (B) to the extent imposed in whole or in part by reason of a relationship or asserted relationship between such government or other taxing authority and the Project or the transactions contemplated herein, and (2) such net income taxes to the extent imposed as a result of the inability to claim, or disallowance or other loss of deductions customarily allowed in computing net income relating directly or indirectly to the Project (e.g., interest expense, financing, administrative, ordinary operating expenses and other fees and expenses); (y) any taxes imposed upon an Indemnified Person with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in the Project or any part thereof, or any interest therein or any interest under this Lease (other than any transfer, sale or other disposition (i) pursuant to the terms of this Lease, (ii) after the occurrence of an Event of Default, or (iii) in connection with an Event of Loss); and (z) taxes imposed on an assignee to the extent that any such taxes exceed the taxes that would have been imposed had no such assignment taken place, determined under the law as in effect on the date of such assignment; provided, that this exclusion shall not apply to an assignee that acquires the interest of an Indemnified Person pursuant to an assignment during the continuance of an Event of Default.

     (c) Subject to paragraph (a) of Section 27 hereof, the Lessee shall forthwith upon demand, reimburse any Indemnified Person for any sum or sums expended with respect to any of the foregoing or, upon request from any Indemnified Person, shall pay such amounts directly. Any payment made to, or on behalf of, any Indemnified Person pursuant to this Section 11 shall be increased to such amount as will, after taking into account all taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. To the extent that the Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Lease, the Lessee shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have a right to determine the settlement of such indemnified claims therein.

     (d) The indemnities contained in this Section 11 shall not be affected by any termination or expiration of this Lease.

     (e) Notwithstanding any provisions of this Section 11 to the contrary, the Lessee shall not indemnify and hold harmless any Indemnified Person against any claims and liabilities to the extent arising solely from the gross negligence or willful misconduct of such Indemnified Person.

     (f) In the event the Lessor or any Indemnified Person shall be a party defendant to any litigation arising out of any provision contained in this Lease for which the Lessee has given indemnification, the Lessor or such other Indemnified Person shall give prompt notice thereof to the Lessee by telephone and in writing and shall consult and cooperate, at the Lessee's expenses with the Lessee, and if the Lessor shall not have appeared or pleaded to any such action then the Lessor does hereby empower any attorney of any court of record appointed by the Lessee (who shall give prompt written notice to the Lessor of such appointment) to appear for the Lessor and in good faith and with due diligence defend such action, to enter counterclaims, to institute actions against third parties and to do all things necessary or desirable in the judgment of such attorney after consultation with the Lessor and the Lessee to preserve the rights of the Lessor and the Lessee, all at the Lessee's own cost and expense. No failure or delay of the Lessor to give the notice required by this Section 11 shall excuse the obligation of the Lessee to indemnify the Lessor with respect to such litigation except to the extent that any increase in liability is a direct result of such failure or delay.

     (g) The Lessee or its agent shall withhold any taxes required to be withheld on any payment to or on behalf of the Lessor as a result of such Indemnified Person not being a United States person within the meaning of
Section 7701 of the Code. The amount payable to the Lessor shall be reduced by the amount of any such withholding taxes required to be withheld by the Lessee pursuant to the preceding sentence and the Lessee shall have no liability or obligation to any Indemnified Person with respect to such withholding taxes, except to the extent that such withholding taxes arise as the result of a change in Legal Requirements in which case the Lessee and the Guarantor shall be responsible for, and shall indemnify and hold harmless any Indemnified Person (without duplication of any indemnification required in paragraph (b) of this Section 11) against, any claims regarding such withholding taxes made against the Lessor to the extent, but only to the extent, the Lessor and its agent has actually paid funds to a taxing authority with respect to such withholding taxes or receives a demand for such payments from any taxing authority. In the event there is a change in Legal Requirements and a withholding tax is otherwise indemnifiable under paragraph (b) of this Section 11, any payments made after the change in Legal Requirements hereunder to the Lessor shall be increased to the amount necessary so that the amount received by the Lessor equals the amount that would have been received if no withholding tax were payable. If an Indemnified Person is permitted under Legal Requirements to file or complete a form, certificate or other document that would entitle such Indemnified Person to an exemption from or reduction in a withholding tax indemnified hereunder, the Lessee shall provide such form, certificate or other document to such Indemnified Person on a timely basis, and each such Indemnified Person hereby covenants to execute and deliver to the Lessee any such form, certificate or other document in such manner as shall entitle such Indemnified Person to enjoy such exemption or reduction to the fullest extent permitted under Legal Requirements with respect to each payment hereunder unless such Indemnified Person reasonably determines in its sole discretion that providing such form, certificate or other document will adversely affect it. In accepting and carrying out its duties with respect to withholding taxes pursuant to this paragraph (g), the Lessor shall act as the duly authorized agent of the Lessee under the withholding provisions of Chapter 3 of the Code. The Lessee shall file notice of such appointment with the Director of Foreign Operations District of the Internal

Revenue Service in accordance with Treas. Reg. Section 1.1441-7(b). Such agency shall terminate in the event that Legal Requirements are amended so as to release the Lessee of the obligation to withhold taxes with respect to payments made by the Lessee under this Lease and in any event upon termination or expiration of this Lease. For purposes of this paragraph (g), it shall be assumed that this Lease constitutes a loan for United States federal income tax purposes (as is the parties' intention).

               SECTION 12. LESSEE'S RIGHT TO TERMINATE.

     (a) So long as the Lessee can satisfy the Termination Conditions, the Lessee shall have the right, upon eighteen (18) months' notice to the Lessor (the "Termination Notice"), to terminate the lease of the Project as a whole (i) on the last day of the Initial Term or (ii) on the last day of any Extended Term or Renewal Term (either of such dates as identified in the Termination Notice being hereinafter called the "Termination Date"), by arranging, at its own cost and expense, for the sale of the Project in an arm's-length transaction on the Termination Date and the receipt by the Lessor of cash in an amount equal to the sale price of the Project (the "Cash Proceeds"). In the event the Lessee has given a Termination Notice pursuant to this paragraph (a) and has failed to arrange for the sale of the Project in an arm's-length transaction on the last day of the Initial Term pursuant to paragraph (b) of this Section 12, or on the last day of any Extended Term or Renewal Term pursuant to paragraph (c) of this
Section 12, the Cash Proceeds shall be deemed to be $1.

     In the event the Lessee is unable to satisfy the Termination Conditions on the Termination Date, the Lessee shall not terminate this Lease pursuant to this paragraph (a), and the Lessee shall purchase the Project as provided in paragraph (e) of Section 13 hereof, unless the Lessee has obtained the prior written consent of the Lessor and Assignee to such termination of this Lease and the sale of the Project. In addition, if the Lessee has given a Termination Notice and an Event of Default occurs, the Termination Notice shall be invalidated and the Lessee shall no longer have the right to cause the termination of the lease of the Project and sale of the Project to its designee in accordance with the terms of this paragraph (a). At the time the Project is sold pursuant to this Section 12, the Lessor shall deliver the documents described in paragraph (h) of Section 29 hereof, and the Lessor's rights and obligations in respect of the Ground Lease, the Easements, the EPC Contract and any other Project Contract to which the Lessor is a party, shall be assumed by the purchaser, with the Lessor released from liability in respect thereof. In addition, (i) the Lessee shall assign (or if not legally assignable, cooperate and assist to the extent necessary or required in the transfer or reissuance thereof) to the purchaser, at no cost, all right, title and interest of the Lessee in, to and under all Governmental Actions and Intellectual Property Rights needed for the equipping, maintenance, operation or use of the Project and obtained and held by the Lessee at that time, (ii) the Lessee shall assign to the purchaser, at no cost, and the purchaser shall assume, all right, title and interest of the Lessee in, to and under the Project Contracts, and in the event any additional consent of any party to a Project Contract is required as a precondition thereunder to an assignment to any such non-foreclosure purchaser designated by the Lessee, to use its best efforts to obtain any such required consent to such proposed non-foreclosure assignment and assumption of the Project Contracts, (iii) the Lessee shall assign to the purchaser, at no cost, all right, title and interest of the Lessee in, to and under all service agreements in existence at that time in connection with the equipping, maintenance, operation or use of the Project, and (iv) as a condition to such sale, the purchaser shall be entitled to succeed to the Lessor's rights and obligations under the Facility Support Agreement. In the event the Lessee fails to obtain any consents required in clause (ii) of the immediately preceding sentence, at the request of such purchaser, the Lessee shall agree to (1) at the expense of such purchaser, continue to perform under and maintain in full force and effect the Project Contracts and pay all sums received under the Project Contracts to such purchaser, (2) at the expense of such purchaser, and subject to the receipt of indemnification reasonably acceptable to the Lessee, take all actions requested by such purchaser with respect to such Project Contracts (including all actions with respect to the enforcement of the Lessee's rights and remedies under such Project Contracts), and (3) not amend, modify, supplement, waive a provision of, grant any consent under or terminate any such Project Contract without the prior written consent of such purchaser.

     (b) In the event the Lessee exercises its right to terminate the lease of the Project pursuant to this Section 12 on the last day of the Initial Term, or in the event a termination of the lease of the Project occurs pursuant to paragraph (a) of Section 14 hereof on or before the last day of the Initial Term and the Lessee chooses to effect a sale pursuant to this Section 12:

               (i) if the Cash Proceeds (or deemed proceeds) are greater than the Adjusted Acquisition Cost, the Lessor shall pay to the Lessee the amount by which such Cash Proceeds exceed the Adjusted Acquisition Cost;

               (ii) if the Cash  Proceeds (or deemed  proceeds) are equal to the
                    Adjusted Acquisition Cost, no additional payments shall be required under this clause (ii); and

               (iii)if the Cash Proceeds (or deemed  proceeds) are less than the
                    Adjusted Acquisition Cost (the difference being the "Section 12(b) Shortfall"), the Lessee shall pay to the Lessor an amount equal to the sum of (A) the lesser of (1) the Section 12(b) Shortfall and (2) 83.5% of the Adjusted Acquisition Cost plus (B) the amount by which the residual value of the Project has been reduced by wear and tear in excess of that attributable to normal and proper use (the amount of such excess wear and tear to be such amount as the Lessor and the Lessee agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure).

     (c) In the event the Lessee exercises its right to terminate the lease of the Project pursuant to this Section 12 on the last day of any Extended Term or any Renewal Term, or in the event a termination of the lease of the Project occurs pursuant to paragraph (a) of Section 14 hereof, or in the event the Lessee exercises its option under paragraph (e) of Section 13 to arrange for the Project to be sold (or if a sale shall be deemed to occur pursuant to such Section 13(e)), and the date on which such termination occurs is during any Extended Term or any Renewal Term and the Lessee chooses to effect a sale pursuant to this Section 12:

               (i) if the Cash Proceeds (or deemed proceeds) are greater than the Adjusted Acquisition Cost, the Lessor shall pay to the Lessee the amount by which such Cash Proceeds exceed the Adjusted Acquisition Cost;

               (ii) if the Cash  Proceeds (or deemed  proceeds) are equal to the
                    Adjusted Acquisition Cost, no additional payments shall be required under this clause (ii); and

               (iii)if the Cash Proceeds (or deemed  proceeds) are less than the
                    Adjusted Acquisition Cost (the difference being the "Section 12(c) Shortfall"), the Lessee shall pay to the Lessor an amount equal to the sum of (A) the lesser of (1) the Section 12(c) Shortfall and (2) 83.5% of the Adjusted Acquisition Cost plus (B) the amount by which the residual value of the Project has been reduced by wear and tear in excess of that attributable to normal and proper use (the amount of such excess wear and tear to be such amount as the Lessor and the Lessee agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure.

     (d) All payments and credits referred to in paragraphs (b) and (c) above shall be made on the Termination Date of the Project pursuant to this Section 12, and the parties shall account to each other for such payments and credits, and the Lessee shall pay to the Lessor (i) all Basic Rent payable through the date of termination of this Lease, (ii) the Variable Component of Basic Rent accrued through the date of termination of this Lease, (iii) any Additional Rent owing, (iv) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (v) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such sale, and (vi) all other amounts owing hereunder (after taking into account the application under the Financing Arrangements of such purchase price and other payments hereunder), each as of the Termination Date. Upon indefeasible receipt by the Lessor of the Cash Proceeds and all other amounts then due and owing hereunder, including, without limitation, the amount of excess wear and tear determined pursuant to paragraph (b)(iii) or (c)(iii) of Section 12, as the case may be, the Lessor shall transfer its interest in the Project to the purchaser at the sale designated by the Lessee. The "Cash Proceeds" referred to in paragraphs (b) and
(c) of this Section 12 shall mean the cash proceeds (or deemed proceeds) of sale without reduction for any amounts paid by the Lessee. In the event of a sale pursuant to this Section 12, neither the Lessee nor any Affiliate of the Lessee shall purchase the Project.

     (e) In its  Termination  Notice  given  pursuant to  paragraph  (a) of this
Section 12, the Lessee shall advise the Lessor if the sale provided for in such Termination Notice will result in Cash Proceeds (or deemed proceeds) of less than 16.5% of the Adjusted Acquisition Cost (in the case of paragraph (b)(iii) above) or 16.5% of the Adjusted Acquisition Cost (in the case of paragraph
(c)(iii) above). If such Termination Notice does not indicate such sale will result in cash proceeds of less than 16.5% of Adjusted Acquisition Cost, then the Lessee may not thereafter arrange for a sale which will result in the application of clause (A)(2) of paragraph (b)(iii) or (c)(iii) of Section 12 hereof. If the Lessee advises the Lessor that such Cash Proceeds will be applicable, the Lessor shall have the right to arrange for a sale of the Project to be made to a purchaser designated by the Lessor, if such purchaser will pay an amount greater than the amount offered by the Lessee's purchaser. Unless the Lessor shall arrange for such sale and shall give the Lessee notice thereof within one hundred eighty
(180) days of the Lessor's receipt of the Termination Notice, the Lessee may proceed with the sale to a purchaser designated by it. Within thirty (30) days of the Lessee's receipt of the Lessor's notice provided for in the preceding sentence, the Lessee may arrange for such sale to be made to another purchaser designated by it, if such purchaser shall pay an amount equal to or greater than 16.5% of the Adjusted Acquisition Cost (in the case of paragraph (b)(iii) above) or 16.5% of the Adjusted Acquisition Cost (in the case of paragraph (c)(iii) above).

               SECTION 13. LESSEE'S RIGHTS OF PURCHASE AND RENEWAL

     (a) The Lessee shall have the right, upon ninety (90) days' written notice to the Lessor, to purchase the Project as a whole on any Basic Rent Payment Date for an amount equal to its Adjusted Acquisition Cost; provided, however, that, if an Event of Default has occurred and is continuing, and, prior to the purchase by the Lessee pursuant to this paragraph (a), the Lessor arranges for the sale of the Project to a third party purchaser, the Lessee shall no longer have the right to purchase the Project in accordance with the terms of this paragraph (a). In connection with, and as a condition to, any purchase under this Section 13, on the Basic Rent Payment Date upon which such purchase occurs, the Lessee shall pay to the Lessor (i) the purchase price, (ii) all Basic Rent payable through the date of purchase, (iii) the Variable Component of Basic Rent accrued through the date of purchase, (iv) any Additional Rent owing, (v) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (vi) all Unrecovered Liabilities and Judgments, (vii) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such purchase, and (viii) all other amounts owing hereunder (after taking into account the application under the Financing Arrangements of such purchase price and other payments hereunder). At the time the Project is sold pursuant to this paragraph (a), the Lessor shall deliver the documents described in paragraph (h) of Section 29 hereof, and the Lessor's rights and obligations in respect of the Ground Lease, the Easements, the EPC Contract and any other Project Contract shall be assumed by the Lessee, with the Lessor released from liability in respect of each thereof.

     (b) Upon the occurrence of an Event of Default and upon the written request of the Lessee, which shall be received no later than fifteen (15) Business Days subsequent to receipt of notice from the Lessor or any Assignee pursuant to this Lease that an Event of Default has occurred, the Lessee shall have the right, not later than thirty (30) Business Days after the Lessor's receipt of such request, to purchase the Project as a whole at a price equal to its then
Adjusted Acquisition Cost; provided that the purchase option contained in this paragraph shall only be available to the Lessee if (i) in the reasonable judgment of the Lessor and any Assignee, the purchase price and all other amounts paid by the Lessee will not in the circumstances in which such payment is made constitute a preferential payment or a voidable transfer or otherwise be subject to recapture pursuant to the provisions of the Federal Bankruptcy Code in a bankruptcy proceeding by or against the Lessee and will not otherwise result in the payment being subject to recapture from the Lessor or (ii) the Guarantor has provided a guaranty of the payment of such purchase price and all other amounts required to be paid by the Lessee under this paragraph (b) in the event payment of such amounts is recovered as such a preferential payment or a voidable transfer, which guaranty shall be in form and substance reasonably satisfactory to the Lessor and any Assignee. In connection with, and as a condition to, the purchase of the Project pursuant hereto, (i) the Lessee shall pay at the time of purchase, in addition to the purchase price, (A) all Basic Rent owing through the date of termination, (B) the Variable Component of Basic Rent accrued through the date of termination of this Lease, (C) any Additional Rent owing, (D) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (E) all Unrecovered Liabilities and Judgments, (F) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes), sustained by the Lessor by reason of such purchase, and (G) all other amounts owing by the Lessee hereunder as of the date of termination, and (ii) when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor. At the time the Project is sold pursuant to this paragraph (b), the Lessor shall deliver the documents described in paragraph (h) of Section 29 hereof, and the Lessor's rights and obligations in respect of the Ground Lease, the Easements, the EPC Contract and any other Project Contract shall be assumed by the Lessee, with the Lessor released from liability in respect of each thereof.

     (c) Subject to the provisions of paragraph (a) of Section 14 of this Lease, so long as (i) no Event of Default, Event of Loss, Taking or Termination Event has occurred and is continuing and (ii) all amounts owing under any Financing Arrangements and all Equity Capital have been indefeasibly paid in full (after taking into account the application under the Financing Arrangements of all payments hereunder), the Lessee shall have the right, upon twelve (12) months' written notice to the Lessor (the "Renewal Notice"), to renew the lease of the Project for an additional term (the "Renewal Term") to be determined by the Lessee, commencing on the first day of the calendar month following the last day of the Second Extended Term, on the same terms and conditions (including, without limitation, being subject to all rights and remedies of the Lessor and any Assignee relating to Events of Default and Events of Loss) as existed during the Lease Term, at the fair market value rental.

     (d) The fair market  value  rental of the Project for purposes of paragraph
(c) of this Section 13 shall be an amount agreed to by the Lessor and the Lessee or, if they are unable to agree, an amount determined pursuant to the Appraisal Procedure.

     (e) In the event the Lessee does not deliver the Renewal Notice in accordance with the provisions of paragraph (c) of this Section 13, the Lessee shall be required to select one of the following two options: (i) to purchase, on the last day of the Lease Term or the Renewal Term, as the case may be, the Lessor's interest in the Project for cash at its Adjusted Acquisition Cost, in accordance with the provisions of paragraph (a) of this Section 13 (including the payment of all amounts described in such paragraph (a)); or (ii) if the Lessee has provided the Termination Notice to the Lessor in accordance with the provisions of paragraph (a) of Section 12 hereof, to arrange for the Project to be sold in accordance with the provisions of Section 12 hereof and with the consequences therein provided (including, without limitation, receipt by the Lessor of the Cash Proceeds and all other amounts described in such Section 12), except that such sale must occur on the last day of such Lease Term or the Renewal Term, as the case may be; provided, however, that if (A) the Lessee has provided the Termination Notice to the Lessor in a timely manner and has complied with all of the other terms and conditions of Section 12, (B) the Project is not sold pursuant to Section 12 hereof on the last day of the Lease Term or the

Renewal Term, as the case may be and (C) the Lessee does not purchase the Project pursuant to clause (i) above on the last day of the Lease Term or the Renewal Term, as the case may be, then a sale of the Lessee's interest in the Project to the Lessor pursuant to Section 12 shall be deemed to occur, the Cash Proceeds shall be deemed to be $1, and the provisions of Section 12 and the eighth paragraph of Section 19 hereof shall be applicable.

               SECTION 14. LESSOR'S RIGHT TO TERMINATE.

     (a) The Lessor shall have the right, upon written notice to the Lessee, to terminate the lease of the Project as a whole as of a date stipulated in such notice, if (i) for any reason (other than an Event of Default by the Lessor under a Financing Arrangement (as therein defined)) the Lessor does not arrange for financing to finance or refinance the Project upon terms reasonably acceptable to the Lessor, and the Lessor may no longer continue its financing under a Financing Arrangement sufficient to finance or refinance the Project or
(ii) any of the following events (each a "Termination Event") shall occur during the term of this Lease: (A) solely as a result of this Lease, the Agreement for Lease, a Financing Arrangement, the Project Contracts and the transactions contemplated hereby or thereby, the Lessor becomes (or with the passage of time would become), or is declared by any Governmental Authority to be a "public-utility company" as defined in the 1935 Act, or the Lessor, Merrill, Merrill Leasing, Merrill Lynch, any Assignee, any Affiliate of the foregoing or their respective officers, directors, members, trustees, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor) or employees shall become subject to regulation under the 1935 Act; (B) solely as a result of this Lease, the Agreement for Lease, a Financing Arrangement, the Project Contracts and the transactions contemplated hereby or thereby, the Lessor becomes (or with the passage of time would become), or is declared by the Secretary of Energy (or any successor thereto) or the FERC to be, a public utility, an electric utility or a utility holding company subject to regulation under the Federal Power Act, as amended, or the Lessor, Merrill, Merrill Leasing, Merrill Lynch, any Assignee, any Affiliate of the foregoing or their respective officers, directors, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor) or employees shall become subject to regulation by the FERC; (C) solely as a result of this Lease, the Agreement for Lease, a Financing Arrangement, the Project Contracts and the transactions contemplated hereby or thereby, the Lessor becomes (or with the passage of time would become), or is declared by any relevant Governmental Authority under the laws of any state or locality to be, subject to regulation as a public utility, an electric utility or a utility holding company or the Lessor, Merrill, Merrill Leasing, Merrill Lynch, any Assignee, any Affiliate of the foregoing or their respective officers, directors, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor) or employees shall become subject to regulation as a public utility, an electric utility or a utility holding company under any such laws; or (D) any law or regulation or interpretation of any law or regulation shall be adopted or enforced by any Governmental Authority (including, without limitation, the Secretary of Energy, the FERC, the public service commission of any state or any similar commission of any locality and the Securities and Exchange Commission), and as a result of such adoption or enforcement, approval of this Lease, the Agreement for Lease, a Financing Arrangement, the Facility Support Agreement, any Project Contract or the transactions contemplated thereby shall be required and shall not have been obtained within any grace period after such adoption or enforcement, or as a result of which adoption or enforcement this Lease, the Agreement for Lease, a Financing Arrangement, the Facility Support Agreement, any Project Contract or the transactions contemplated thereby, including any payments to be made by or to the Lessee or the ownership of the Project by the Lessor, shall be or become unlawful or unenforceable or the performance of this Lease, the Agreement for Lease, a Financing Arrangement, the Facility Support Agreement, any Project Contract or the transactions contemplated thereby shall be rendered impracticable in any material way. Promptly upon learning of any action or event, the effect of which results in any Termination Event, the Lessee shall notify the Lessor of such action or event.

     (b) In the event of a termination with respect to the Project pursuant to paragraph (a) of this Section 14, the Lessee shall be required, at its option, either (i) to arrange for the Project to be sold in accordance with the terms of
Section 12 above and with the consequences therein provided, except that if such sale does not occur on or before the date stipulated in the written notice contemplated in paragraph (a) of this Section 14 (which date shall be at least ninety (90) days after the date such notice is given) and the Lessee does not purchase the Project pursuant to clause (ii) below on the date stipulated in such notice, then a sale of the Lessee's interest in the Project to the Lessor pursuant to Section 12 shall be deemed to occur, the Cash Proceeds shall be deemed to be $1, and the provisions of Section 12 and the eighth paragraph of
Section 19 hereof shall be applicable, or (ii) to purchase, on the date stipulated in the written notice contemplated by paragraph (a) of this Section 14, the Project for cash at its Adjusted Acquisition Cost. In connection with, and as a condition to, any purchase under this paragraph, on the date upon which such purchase occurs, the Lessee shall pay to the Lessor, in addition to any purchase price payable, all other amounts owing hereunder as of the date of such purchase including, without limitation, (i) all Basic Rent payable and the Variable Component of Basic Rent accrued through the date of purchase, (ii) any Additional Rent owing, (iii) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such purchase, (v) all Unrecovered Liabilities and Judgments and (vi) all other amounts owing hereunder (after taking into account the application under the Financing Arrangements of such purchase price and other payments hereunder). At the time the Project is sold pursuant to this paragraph (b), the Lessor shall deliver the documents described in paragraph (h) of Section 29 hereof, and the Lessor's rights and obligations in respect of the Ground Lease, the Easements, the EPC Contract and any other Project Contract shall be assumed by the purchaser, with the Lessor released from liability in respect thereof.

               SECTION 15. LOSS OF OR DAMAGE TO THE PROJECT.

     (a) The Lessee hereby assumes all risk of loss of or damage to the Project, however caused. No loss of, or damage to, the Project shall impair any obligation of the Lessee under this Lease, which shall continue in full force and effect regardless of such loss or damage. The foregoing shall not be construed as requiring the Lessee to repair the Project when it is not otherwise required to do so under paragraph (b) of this Section 15.

     (b) In the event of damage of any kind whatsoever to the Project, (i) the Lessee shall promptly notify the Lessor and Assignee in writing of such event, and (ii) the

Lessee (unless the same is reasonably determined by the Lessor and Assignee to be an Event of Loss), at its own cost and expense, shall place the same in good operating order, repair, condition and appearance. The Lessee's right to any proceeds paid under any insurance policy or policies required under Section 10 of this Lease with respect to any such damage to the Project which has been so placed by the Lessee in good operating order, repair, condition and appearance is governed by paragraph (i) of Section 10 hereof.

     (c) If (A) an Event of Loss shall occur, or (B) a Taking as described in paragraph (a) of Section 16 shall occur, then in any such event, (i) the Lessee shall promptly notify the Lessor and Assignee in writing of such event, (ii) within one hundred eighty (180) days of such event the Lessee shall pay to the Lessor an amount equal to the Adjusted Acquisition Cost and all other amounts described in this paragraph (c) and (iii) the Lease Term or Renewal Term shall continue until the Lessor receives payment from the Lessee of the amount payable pursuant to this paragraph (c) including, without limitation, (1) all Basic Rent payable and the Variable Component of Basic Rent accrued through the date of purchase, (2) any Additional Rent owing, (3) all Unrecovered Liabilities and Judgments and all amounts payable pursuant to Sections 24 and 26 hereof, (4) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such event and (5) all other amounts owing hereunder after taking into account the application under the Financing Arrangements of such payments hereunder, and shall thereupon terminate. Upon the indefeasible payment by the Lessee of all amounts referred to in the immediately preceding sentence, (i) all insurance and condemnation proceeds (net of all collection costs and all Unrecovered Liabilities and Judgments), shall be paid by the Lessor to the Lessee, (ii) the Lessee shall be subrogated to the Lessor's rights resulting from the events described in clauses (A) and (B) above, and
(iii) upon payment by the Lessee to the Lessor of all Unrecovered Liabilities and Judgments not satisfied from insurance and condemnation proceeds, the Lessor shall convey title to the Project pursuant to the documents described in paragraph (h) of Section 29 hereof, including, without limitation, the Lessor's interest in the Easements, the Ground Lease and the EPC Contract, to the Lessee, free and clear of the Lien pursuant to any Financing Arrangement.

     SECTION 16. CONDEMNATION AND DEDICATION OF THE PROJECT; EASEMENTS.

     (a) If the use, occupancy or title to all or a substantial portion of the Project is subject to a Taking, then the Lessee shall make the payment provided in, and the Lease Term or Renewal Term shall terminate as provided in, paragraph
(c) of Section 15 hereof. The portion of the proceeds from any award or sale made in connection with such Taking attributable to the Lessor's interest in the Project shall be deposited in the Operating Account and, upon the indefeasible payment by the Lessee of all amounts referred to in respect of clause (B) of paragraph (c) of Section 15 hereof, such amount shall be paid to the Lessee. A Taking shall be deemed to affect a "substantial portion" of the Project if, in the reasonable judgment of the Lessor and Assignee, after such Taking, (i) the Lessee is not able to fully perform its obligations under the Project Contracts or this Lease, or (ii) a material diminution in the value, utility or remaining economic useful life of the Project will occur, or (iii) the Project cannot be restored by the expiry of the existing Lease Term.

     (b) If less than a substantial portion of the Project is subject to a Taking, then this Lease shall continue in effect as to the portion of the Project not taken and any net proceeds, so long as (i) no Potential Default, Event of Default, Event of Loss or Termination Event has occurred and is continuing, and (ii) the Lessor and Assignee shall determine that restoration of the Project is consistent with prudent business practices and that sufficient funds are available to complete such restoration, shall be deposited in the Operating Account and made available to the Lessee for the restoration of the Project in accordance with paragraph (i) of Section 10 hereof; provided that, if either of the conditions set forth in clauses (i) or (ii) above are not satisfied, then the net proceeds held in the Operating Account shall be paid to the Lessor and if and to the extent that such proceeds are not applied to (or paid to the Lessee in reimbursement for) the restoration of the Project, the Adjusted Acquisition Cost shall be reduced by the Lessor by the amount of such proceeds. Thereupon, the Lessor shall adjust the Adjusted Acquisition Cost to reflect such reduction.

     SECTION 17. SURRENDER OF THE PROJECT.

     (a) Subject to the provisions of Sections 12, 13, 14, 15 or 19 hereof, upon termination of the lease of the Project under this Lease, the Lessee shall surrender the Project to the Lessor, and the Lessee's rights and obligations in respect of all Project Contracts shall be assumed by the Lessor, with the Lessee released from liability in respect thereof. The Project shall be surrendered in the condition required by paragraph (b) of Section 9.

     (b) Upon the surrender of the Project, to the extent possessed by the Lessee, the Lessee shall deliver to the Lessor or its designee all logs, manuals, inspection data, books and records or copies thereof and other information, which are necessary to operate the Project and which are in accordance with sound industry practice customarily retained (or that the Lessee actually did retain) or are required by law to be retained with respect to similar property and equipment, including, without limitation, all software and manuals applicable to the Project and all design plans, know-how, records and information used by the Lessee or the Operator during the prior 12 months of operation of the Project.

     SECTION 18. EVENTS OF DEFAULT.

     Any of the following events of default shall constitute an "Event of Default" and shall give rise to the rights on the part of the Lessor described in Section 19 hereof:

     (a) Failure of the Lessee to pay amounts due to the Lessor at the time of any scheduled sale or deemed sale of the Project hereunder, or under paragraph
(c) of Section 15 hereof, or failure of the Lessee to pay Basic Rent for more than five (5) days after such payment is due pursuant to Section 7 hereof or failure of the Lessee to pay any other amount payable by the Lessee hereunder for more than ten (10) days after such payment is due (or if no due date is specified, ten (10) days after demand therefor); or

     (b) Failure to maintain the insurance required by Section 10 hereof, or default in the performance of the covenants contained in paragraphs (ii)(a),
(ii)(b), (ii)(c), or (ii)(f) of

Section 2, paragraph (g) of Section 8, paragraph (m) of Section 10, Section 25 or paragraph (i) of Section 29; or

     (c) The Lessee shall default in the performance or observance of any other term, covenant, condition or obligation contained in this Lease and, in the case of such default, such default shall continue for thirty (30) days after the earlier of the date (i) the Lessee becomes aware of such default or (ii) written notice shall have been given to the Lessee by the Lessor specifying such default and requiring such default to be remedied; or

     (d) One or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the landlord thereunder or which would entitle the landlord under the Ground Lease to terminate the Ground Lease and the term thereof by the giving of notice to the Lessor without opportunity to cure, as tenant thereunder, or if the Ground Lease shall be terminated or canceled for any reason or under any circumstance whatsoever; or

     (e) The occurrence of any event or circumstance relating to Environmental Matters with respect to the Project that could reasonably be expected to have a material adverse effect on (i) the construction, operation, maintenance, leasing, ownership, use, value or regulatory status of the Project, (ii) the ability of the Lessee to observe and perform its obligations under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts in a timely manner or the ability of the Guarantor to perform its obligations under the Guaranty in a timely manner,
(iii) the business, assets, properties, financial condition, operations or prospects of the Lessee or the Guarantor, or (iv) the rights or interests of the Lessor or Assignee under this Lease, the Agreement for Lease, the Pledge Agreement, the Facility Support Agreement, the Consent or the Project Contracts; or

     (f) Any representation or warranty made by the Lessee herein or in any Consent or which is contained in any certificate, document or financial or other statement furnished under or in connection with this Lease shall prove to have been false, misleading or inaccurate in any material respect on or as of the date made or deemed made; or

     (g) (i) The Pledge Agreement ceases to be in full force and effect, (ii) the Lessee defaults in the performance of any obligation or covenant contained in the Pledge Agreement, any required notice of such default shall have been given, and any applicable grace period shall have expired, or (iii) the representation contained in the second or third sentence of paragraph (i)(r) of
Section 2 shall at any time become untrue; or

     (h) (i) If the Lessee shall receive notice from a party to any Project Contract alleging or asserting that such party has (or after the passage of any applicable grace period will have) the right to terminate such Project Contract, or that such Project Contract is being terminated by such party, as a result of a default by the Lessee under such Project Contract; or

          (ii) If a party to any Project Contract has received notice from the Lessee that such Project Contract is being terminated by the Lessee without the prior written consent of the Lessor and Assignee (other than as a result of a default by such party); or

          (iii) If any default by the Lessee shall occur under any of the Project Contracts which would, after the giving of any required notice and/or the expiration of any applicable grace period, entitle the other party to such Project Contract to terminate such Project Contract as a result of such default by the Lessee; or

     (i) The entry of a decree or order for relief in respect of the Lessee or the Guarantor by a court having jurisdiction in the premises or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Lessee or the Guarantor or of any substantial part of the Lessee's or the Guarantor's property, or ordering the winding up or liquidation of the Lessee's or the Guarantor's affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and such decree or order remains unstayed and in effect for thirty (30) consecutive days; or the commencement against the Lessee or the Guarantor of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of thirty (30) consecutive days; or

     (j) The suspension or discontinuance of the Lessee's or the Guarantor's business operations, or the Lessee's or the Guarantor's insolvency (however evidenced), or the Lessee's or the Guarantor's admission of insolvency or bankruptcy, or the commencement by the Lessee or the Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by the Lessee or the Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or the Guarantor or of any substantial part of the Lessee's or the Guarantor's property, or the making by the Lessee or the Guarantor of an assignment for the benefit of creditors, or the failure of the Lessee or the Guarantor generally to pay its debts as such debts become due, or the taking of corporate action by the Lessee or the Guarantor in furtherance of any such action; or

     (k) (i) The Guaranty ceases to be in full force and effect prior to the termination thereof in accordance with its terms, (ii) the Guarantor asserts that the Guaranty is not valid or in full force and effect, (iii) the Guarantor shall take any action which impairs in any material respect the ability of the Guarantor to fulfill its obligations under the Guaranty, (iv) the Guarantor defaults in the performance of any obligation or covenant contained in the Guaranty, any required notice of such default shall have been given, and any applicable grace period shall have expired, or (v) an Event of Default (as defined in the Guaranty) shall occur under the Guaranty; or

     (l) Any representation or warranty made by the Guarantor in the Guaranty or in any Consent or in any document contemplated hereby or thereby shall prove to have been false, misleading or inaccurate in any material respect on or as of the date made or deemed made; or

     (m) The Lessee or the Guarantor or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $10,000,000 in the aggregate of the Lessee or the Guarantor or any such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the scheduled maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (n) Final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Lessee or the Guarantor by any court of competent jurisdiction and the same shall remain undischarged for a period of thirty (30) days during which execution of such judgment or judgments shall not be effectively stayed.

     SECTION 19. RIGHTS UPON DEFAULT.

     Upon the occurrence and continuation of any Event of Default, the Lessor may do any one or more of the following (subject to the provisions of paragraph
(b) of Section 13 of this Lease):

               (i) Terminate the lease of the Project hereunder;

               (ii) Whether or not the lease of the Project is terminated, take immediate possession of the Project and remove any equipment or property of the Lessor in the possession of the Lessee, wherever situated, and for such purpose, enter upon the Premises without liability to the Lessee for so doing;

               (iii) Whether or not any action has been taken under clause (i) or (ii) above, sell the Project (with or without the concurrence or request of the Lessee);

               (iv) Hold, use, occupy, operate, repair, remove, lease or keep idle the Project as the Lessor in its sole discretion may determine, without any duty to mitigate damages with respect to any such action or inaction or with respect to any proceeds thereof; and

               (v) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof.

     Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by the Lessor from time to time at the Lessor's election, and nothing herein contained shall be deemed to require the Lessor to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by the Lessee or no such termination or cancellation.

     The receipt of any payments under this Lease by the Lessor with knowledge of any breach of this Lease by the Lessee or of any default by the Lessee in the performance of any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

     No receipt of moneys by the Lessor from the Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Lease Term or Renewal Term, or affect any notice theretofore given to the Lessee, or operate as a waiver of the right of the Lessor to enforce the payment of Basic Rent or Additional Rent or other charges payable hereunder, or operate as a waiver of the right of the Lessor to recover possession of by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of any suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of the Project, the Lessor may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment. Acceptance of the keys to the Project, or any similar act, by the Lessor, or any agent or employee of the Lessor, during the term hereof, shall not be deemed to be an acceptance of a surrender of the Project unless the Lessor and Assignee shall consent thereto in writing.

     After any Event of Default, the Lessee shall be liable for, and the Lessor may recover from the Lessee, (i) all Basic Rent payable and the Variable
Component of Basic Rent accrued  through the date of  termination of this Lease,
(ii) any Additional Rent owing, (iii) all amounts payable pursuant to Sections 11, 24 and 26 hereof, (iv) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes and all costs and expenses related to (x) the conduct of investigations, studies, sampling and/or testing of the Premises and (y) the taking of any action, including, without limitation, any remedial measures or removal with respect to the Premises, each as required by an Assignee pursuant to the terms of a Financing Arrangement) sustained by the Lessor by reason of such Event of Default and the exercise of the Lessor's remedies with respect thereto, including without limitation, in the event of a sale by the Lessor of its interest in the Project pursuant to this Section 19, all costs and expenses associated with such sale and (v) all other amounts owing hereunder (after taking into account the application under the Financing Arrangements of any payments made under this Section 19) excluding, in all cases, costs or expenses included in Adjusted Acquisition Cost. The amounts payable in clauses (i) through (v) above are hereinafter sometimes referred to as the "Accrued Default Obligations".

     After an Event of Default, the Lessor may sell its interest in the Project upon any terms that the Lessor deems satisfactory, free of any rights of the Lessee or any Person claiming through or under the Lessee (including, without limitation, any rights hereunder or under the Agreement for Lease). In the event of any such sale, the Lessor shall be entitled to recover from the Lessee, as liquidated damages and not as a penalty, and subject to the second succeeding sentence, an amount equal to the Adjusted Acquisition Cost. Proceeds of sale received by the Lessor in excess of the Adjusted Acquisition Cost shall be credited against the amounts the

Lessee is required to pay under this Section 19 and any other provision hereof. If such proceeds plus the Adjusted Acquisition Cost, exceed the sum of (i) the Adjusted Acquisition Cost and (ii) any Unrecovered Liabilities and Judgments, and if the Lessee has indefeasibly paid the Adjusted Acquisition Cost, plus all Unrecovered Liabilities and Judgments and all other amounts required to be paid under this Section 19 and any other provision hereof, such excess shall be paid by the Lessor to the Lessee; provided, however, that the Lessee shall remain liable for any Unrecovered Liabilities and Judgments that arise after the payment of such excess proceeds to the extent such Unrecovered Liabilities and Judgments arise from or relate to acts or omissions occurring, or circumstances or conditions created or existing at any time as of or prior to the expiration or termination of this Lease. As an alternative to any such sale, the Lessor may require the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages and not as a penalty, an amount equal to the Adjusted Acquisition Cost. If the Lessor subsequently sells its interest in the Project, the proceeds of any such sale shall be distributed as provided in the third and fourth sentences of this paragraph. If the Lessee converts the Project or any part thereof after an Event of Default, or if the Project suffers an Event of Loss or is otherwise lost or destroyed at the time of the Event of Default the Lessor may require the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages and not as a penalty, an amount equal to the Adjusted Acquisition Cost. In the event the Lessor receives indefeasible payment from the Lessee of the Adjusted Acquisition Cost of the Project and all Unrecovered Liabilities and Judgments, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Project, the Ground Lease, the Easements, the EPC Contract and any other Project Contract to the Lessee.

     In the event of a sale pursuant to this Section 19, upon indefeasible receipt by the Lessor of the amounts payable hereunder, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Project to a purchaser other than the Lessee or to the Lessee, as the case may be.

     In the event the Lessor is not paid an amount equal to the Adjusted Acquisition Cost and all Unrecovered Liabilities and Judgments, then, in addition to the Lessor's other rights in this Section 19, the Lessee shall upon the Lessor's request (i) assign (or if not legally assignable, cooperate and assist to the extent necessary or required in the transfer or reissuance thereof) to the Lessor (or to an assignee designated by the Lessor or Assignee), at no cost, all right, title and interest of the Lessee in, to and under all Governmental Actions and Intellectual Property Rights needed for the equipping, maintenance, operation or use of the Project and obtained and held by the Lessee at that time, (ii) assign to the Lessor (or to a foreclosure purchaser designated by the Lessor or Assignee), at no cost, all right, title and interest of the Lessee in, to and under the Project Contracts, and in the event any additional consent of any party to a Project Contract is required as a precondition thereunder to an assignment to any other third party assignee designated by the Lessor or Assignee, use its best efforts to obtain any such required consent to such proposed non-foreclosure assignment and assumption of the Project Contracts; and (iii) assign to the Lessor, at no cost, all right, title and interest of the Lessee in, to and under all service agreements in existence at the time of such sale and transferable by the Lessee and any easements available to the Lessee and transferable by the Lessee in connection with the equipping, maintenance, operation or use of the Project. The Lessee acknowledges that it would be difficult to ascertain the value to the Lessor of the Lessee's agreement to assign, transfer or have reissued to the Lessor such Governmental Actions and Intellectual Property

Rights, to assign such Project Contracts (and, if necessary, to obtain such consents to such assignment) and to assign to the Lessor such service agreements and easements or to adequately compensate the Lessor by an award of damages for the Lessee's failure to assign to the Lessor such Governmental Actions and Intellectual Property Rights, to assign such Project Contracts (and, if necessary, to obtain such consents to such assignment) and to assign to the Lessor such service agreements and easements, and that therefore the Lessor would not have an adequate remedy at law for breach by the Lessee of its agreement hereunder to the Lessor. Accordingly, the Lessee acknowledges that the Lessor shall be entitled to obtain specific performance of the Lessee's obligation to assign to the Lessor such Governmental Actions and Intellectual Property Rights, to obtain such consents to such assignment and to assign to the Lessor the service agreements and easements. In the event the Lessee fails to obtain any consents required in clause (ii) of the third preceding sentence, at the request of the Lessor or such purchaser, as the case may be, the Lessee shall agree to (A) at the expense of such purchaser or the Lessor, as the case may be, continue to perform under and maintain in full force and effect the Project Contracts and pay all sums received under the Project Contracts to such third party or the Lessor, as the case may be, (B) at the expense of such third party or the Lessor, as the case may be, and subject to the receipt of indemnification reasonably acceptable to the Lessee, take all actions requested by such third party or the Lessor, as the case may be, with respect to such Project Contracts (including all actions with respect to the enforcement of the Lessee's rights and remedies under such Project Contracts), and (C) not amend, modify, supplement, waive a provision of, grant any consent under or terminate any such Project Contract without the prior written consent of such third party or the Lessor, as the case may be.

     In addition to its other rights in this Section 19, the Lessor may exercise its various rights under the Facility Support Agreement or transfer such rights to the purchaser in a sale and the Lessee acknowledges hereby its agreement to perform its obligations thereunder.

     No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity, and the exercise in whole or in part by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies.

     No waiver by the Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

     With respect to the termination of this Lease as a result of an Event of Default, the Lessee hereby waives service of any notice of intention to re-enter. The Lessee hereby waives any and all rights to recover or regain possession of the Project or to reinstate this Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

     SECTION 20. SALE OR ASSIGNMENT BY LESSOR.

     (a) The Lessor shall have the right to obtain equity and debt financing for the acquisition and ownership of the Project by selling or assigning its right, title and interest in any or all amounts due from the Lessee or any third party under this Lease and granting a security interest in this Lease and the Project to a lender or lenders under a Financing Arrangement (or any entity acting in the capacity of an agent in connection therewith), notice of the identity of which shall be given to the Lessee; provided that, any sale or assignment by the Lessor shall be made consistent with the terms of this Lease and shall be subject to Permitted Liens and the rights and interests of the Lessee under this Lease and the Agreement for Lease.

     (b) Any Assignee shall, except as otherwise agreed by the Lessor and such Assignee, have all the rights, powers, privileges and remedies of the Lessor hereunder, and the Lessee's obligations as between itself and such Assignee hereunder shall not be subject to any claims or defense that the Lessee may have against the Lessor. Upon written notice to the Lessee of any such assignment, the Lessee shall thereafter make payments of Basic Rent and the Variable Component of Basic Rent, Additional Rent and other sums due hereunder to Assignee, to the extent specified in such notice, and such payments shall discharge the obligation of the Lessee to the Lessor hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Assignee shall be obligated to perform any duty, covenant or condition required to be performed by the Lessor hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of the Lessor.

     SECTION 21. INCOME TAXES.

     The Lessor agrees that it will not file any Federal, state or local income tax returns or state or local sales tax returns during the Initial Term, or any Extended Term or Renewal Term with respect to the Project that are inconsistent with the treatment of the Lessee as owner of the Project for Federal, state and local income tax purposes and state and local sales tax purposes.

     SECTION 22. NOTICES AND REQUESTS.

     All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any other instrument, certificate or other document delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including, without limitation, Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed through the United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided that, in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clause (a), (b) or (c) of this Section 22. All notices shall be effective upon receipt by the addressee; provided, however, that, if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

                  If to the Lessor:

                  Wygen Funding, Limited Partnership
                  c/o ML Leasing Equipment Corp.
                  Controller's Office
                  95 Greene Street, 7th Floor
                  Jersey City, New Jersey 07302

                  Attention:        Kira Toone
                  Telephone:        (201) 671-0334
                  Facsimile:        (201) 671-4511

With a copy of all notices under this Section 22 to be simultaneously given, delivered or served to the following:

                  ML Leasing Equipment Corp.
                  95 Greene Street, 7th Floor
                  Jersey City, New Jersey 07302

                  Attention:        Frank Conley
                  Facsimile:        (201) 671-4511

                  If to the Lessee:

                  Black Hills Generation, Inc.
                  625 Ninth Street
                  Rapid City
                  South Dakota 57701

                  Attention:        Mark Thies
                  Telephone:        (605) 721-2331
                  Telecopy:         (605) 721-2597

with a copy of all notices under this Section 22 to Assignee at such address as such Assignee may specify by written notice to the Lessor and the Lessee.

     SECTION 23. COVENANT OF QUIET ENJOYMENT.

     During the Initial Term, or any Extended Term or Renewal Term hereunder and so long as no Event of Default, Event of Loss, Taking or Termination Event shall have occurred and be continuing, the Lessor recognizes the Lessee's right to quiet enjoyment of the Project on the terms and conditions provided in this Lease without any interference from the Lessor or anyone claiming through or under the Lessor.

SECTION 24.       RIGHT TO PERFORM FOR LESSEE.

     (a) If the Lessee fails to perform or comply with any of its covenants or agreements contained in this Lease, and any period to cure such failure has expired without the Lessee curing such failure, the Lessor may, upon notice to the Lessee but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of the Lessor incurred in connection with such performance or compliance shall be payable by the Lessee, not later than ten
(10) days after written notice by the Lessor.

     (b) Without in any way limiting the obligations of the Lessee hereunder, the Lessee hereby irrevocably appoints the Lessor as its agent and attorney at the time at which the Lessee is obligated to deliver possession of the Project to the Lessor, to demand and take possession of the Project in the name and on behalf of the Lessee from whomsoever shall be at the time in possession thereof.

     SECTION 25. MERGER, CONSOLIDATION OR SALE OF ASSETS.

     The Lessee may consolidate with or merge into any other corporation or sell all or substantially all of its assets to any Person; provided that, following such consolidation, merger or sale of assets, (a) the Guarantor shall own beneficially and of record greater than fifty percent (50%) of the capital stock of the Lessee (in the case of a consolidation or merger) or greater than fifty percent (50%) of the equity interests of the transferee (in the case of a sale of assets), and (b) no Event of Default shall exist under this Lease. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the Lessee and its respective successors and assigns.

     SECTION 26. EXPENSES.

     The Lessee shall pay all of the out-of-pocket costs and expenses incurred by the Lessor and any Assignee in connection with this Lease, including, without limitation, the reasonable fees and disbursements of counsel to the Lessor and counsel to any Assignee.

     SECTION 27. PERMITTED CONTESTS.

     (a) The Lessee shall not be required, nor shall the Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge or Lien, or to comply or cause the Project to comply with any Legal Requirements applicable thereto or the occupancy, use or operation thereof, so long as no Potential Default, Event of Default, Event of Loss, Taking or Termination Event exists under this Lease, and, in the reasonable judgment of the Lessee's counsel, the Lessee shall have reasonable grounds to contest the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of the Lessor and Assignee (i) shall not involve any danger that the Project or any portion thereof or any Basic Rent or any Additional Rent would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) shall not affect the payment of any Basic Rent or any Additional Rent or other sums due and payable hereunder or result in any such sums being payable to any Person other than the Lessor or any Assignee,
(iii) will not place  either the Lessor or any

Assignee in any danger of civil liability or subject the Lessor or any Assignee to any danger of criminal liability, (iv) if involving taxes, shall suspend the collection of taxes (unless the Lessee has provided a bond for the full amount in dispute), (v) are consistent with prudent business practices, and (vi) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Lessee or the Project is subject and shall not constitute a default thereunder (a "Permitted Contest"). The Lessee shall conduct all Permitted Contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of any Permitted Contest (or, if earlier, upon any of the above criteria no longer being satisfied) pay and discharge all amounts which shall be determined to be payable therein. The Lessor shall cooperate in good faith with the Lessee with respect to all Permitted Contests conducted by the Lessee pursuant to this Section 27.

     (b) In the event the Lessor or Assignee deems, in its reasonable discretion, that its interests under this Lease or in the Project are not adequately protected in connection with a Permitted Contest brought by the Lessee as permitted under this Section 27, the Lessee shall give such reasonable security as may be demanded by the Lessor or any Assignee to ensure payment of such tax, assessment, levy, fee, rent, charge or Lien and compliance with Legal Requirements and to prevent any sale or forfeiture of the Project or any portion thereof, any Basic Rent or any Additional Rent by reason of such nonpayment or noncompliance. The Lessee hereby agrees that the Lessor may assign such security provided by the Lessee to any Assignee.

     (c) At least ten (10) days prior to the commencement of any Permitted Contest, the Lessee shall notify the Lessor in writing thereof if the amount in contest exceeds $100,000, and shall describe such proceeding in reasonable detail. In the event that a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which the Lessee is obligated to reimburse the Lessor under this Lease, or in the event that the Lessor is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then the Lessor shall in a timely manner notify the Lessee in writing of such proposed levy or proceeding.

     SECTION 28. LEASEHOLD INTERESTS.

     (a) The Lessee hereunder covenants and agrees to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the Ground Lease on the Lessor's part as lessee and grantee thereunder to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of the lessee under the Ground Lease and the rights of the Lessor as grantee with respect to the Easements, except to the extent such performance is solely under the control of the Lessor.

     (b) The Lessee covenants and agrees pursuant to Section 11 hereof to indemnify and hold harmless the Lessor and each Assignee from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind and nature (including, without limitation, reasonable attorneys' fees and expenses) by reason of the Lessee's failure to comply with the Ground Lease, the Easements or the provisions of this Section 28 other than to the extent arising solely from the gross negligence or willful misconduct of the Lessor.

     (c) The Lessor and the Lessee agree that during the term of this Lease and the Agreement for Lease the Lessor shall have no obligation or responsibility to provide services or equipment required to be provided or repairs or restorations required to be made in accordance with the provisions of the Ground Lease by the lessee or grantee thereunder. The Lessor shall in no event be liable to the Lessee nor shall the obligations of the Lessee hereunder be impaired or the performance thereof excused because of any failure or delay on the part of the Lessor as the lessee under the Ground Lease or with respect to the Easements in providing such services or equipment or making such restorations or repairs and such failure or delay shall not constitute a basis for any claim against the Lessor or any offset against any amount payable to the Lessor under this Lease.

     SECTION 29. MISCELLANEOUS.

     (a) All agreements, indemnities, representations and warranties, and the obligation to pay Basic Rent and the Variable Component of Basic Rent, Additional Rent and other amounts contained in this Lease shall survive until the expiration or other termination of this Lease, provided that (i) any obligations under this Lease accrued at the time of or related to periods prior to such expiration or other termination (including, without limitation, any obligation to pay Unrecovered Liabilities and Judgments) shall survive such expiration or other termination, and (ii) any obligation under this Lease which is expressly provided to be performed after or to survive the expiration or termination of this Lease shall survive the expiration or other termination hereof.

     (b) This Lease and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Lease or the Project, except as provided herein or therein.

     (c) This Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

     (d) The captions in this Lease are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Lease which is prohibited by law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties hereto shall negotiate in good faith appropriate modifications to reflect such changes as may be required by law, and, as nearly as possible, to produce the same economic, financial and tax effects as the provision which is prohibited or unenforceable; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee and the Lessor hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect. THIS LEASE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE LESSEE AND THE LESSOR AGREE THAT, TO THE MAXIMUM EXTENT

PERMITTED BY THE LAW OF THE STATE OF NEW YORK, THIS LEASE, AND THE RIGHTS AND DUTIES OF THE LESSEE AND THE LESSOR HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE LESSEE HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTIES, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS LEASE, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS LEASE OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE ANDDOES NOT PRECLUDE LESSOR OR ANY ASSIGNEE FROM OBTAINING JURISDICTION OVER THE LESSEE IN ANY COURT OTHERWISE HAVING JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE LESSEE AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS LEASE OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LESSOR APPOINTS CT CORPORATION SYSTEM WHICH CURRENTLY MAINTAINS A NEW YORK CITY OFFICE SITUATED AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, UNITED STATES, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS AND AGREES, SO LONG AS THE LESSOR HAS ANY OBLIGATION UNDER THIS LEASE, THAT IT WILL MAINTAIN A DULY APPOINTED AGENT IN NEW YORK CITY FOR THE SERVICE OF SUCH PROCESS, AND FURTHER AGREES THAT IF IT FAILS TO MAINTAIN SUCH AN AGENT, ANY SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED
MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LESSOR AND THE LESSEE EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE LESSOR AND THE LESSEE ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH (D) OF SECTION 29 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

     (e) In connection with any sale of the Project pursuant to Section 12, 13, 14, 15 or 19 of this Lease, when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor.

     (f) In  connection  with the sale or purchase  of the  Project  pursuant to
Section 12, 13, 14, 15 or 19 of this Lease, the Lessee shall pay or shall cause the purchaser of the Project to pay, in addition to the purchase price, all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of the Project to the Lessee or any purchaser.

     (g) Each time that the Adjusted Acquisition Cost is increased or decreased pursuant to the terms of this Lease (other than a decrease in connection with the amortization of the Acquisition Cost of the Project as contemplated by this Lease), the Lessor shall promptly revise Exhibit E hereto to reflect such increase or decrease pro rata over all remaining payments of Monthly Rent Component and shall provide the Lessee and Assignee a copy of such revised Exhibit E within three (3) Business Days of such increase or decrease.

     (h) In connection with the purchase of the Project by the Lessee or any third party pursuant to the provisions of this Lease, the Lessor shall deliver to the Lessee or such third party, as the case may be, a bill of sale, deed or similar document assigning and conveying to the Lessee or such third party, as the case may be, and the Lessee or such third party, as the case may be, shall accept an assignment of, the Lessor's interest in the Ground Lease, the Easements, the EPC Contract, the Facility Support Agreement and, if applicable, any other Project Contract, such assignment, conveyance, or other documents to be without warranty by, or recourse to, the Lessor (provided that the purchase price paid by the Lessee to the Lessor, exclusive of the other amounts payable hereunder in connection with such purchase, shall equal the Adjusted Acquisition
Cost).

     (i) In the event of any Event of Default, or if a sale of the Project to the Lessor is deemed to occur pursuant to paragraph (e) of Section 13, the Lessee shall, to the extent required by the Lessor or Assignee, exercise all commercially reasonable efforts (i) to provide the Lessor (or a designated assignee of the Lessor or Assignee) with all easements, manuals and other matters and services to be provided by the Operator (to the extent such easements, manuals and other matters and services are not being provided pursuant to the Project Contracts) necessary to enable the Project to operate on commercially reasonable terms, (ii) to provide the Lessor (or a designated assignee of the Lessor or Assignee) with any Project Contracts, Governmental Actions and Intellectual Property Rights not assigned to the Lessor (or a designated assignee of the Lessor or Assignee) pursuant to the applicable terms hereof that are necessary to enable the Project to operate on commercially reasonable terms, (iii) to provide the Lessor (or a designated assignee of the Lessor or Assignee) with any permits, licenses or other Governmental Actions (to the extent not already provided to such party by the Lessee or the Guarantor) that are necessary to enable the Project to operate on commercially reasonable terms in connection with its operation as an EWG, including without limitation all permits, licenses or other Governmental Actions required to enable such party (provided that such party is not a "public-utility company", as such term is defined in Section 2(a)(5) of the 1935 Act, or otherwise subject to regulation as a public utility by any relevant governmental body or similar entity under the laws of any state or locality) to operate the Project on commercially reasonable terms as an

EWG, and (iv) to negotiate in good faith with the Lessor (or a designated assignee of the Lessor or Assignee), or exercise all commercially reasonable efforts to locate a third party reasonably acceptable to the Lessor and Assignee who is capable of operating the Project for the Lessor (or a designated assignee of the Lessor or Assignee), to operate the Project for the Lessor (or such designated assignee of the Lessor or Assignee), for fair market value compensation for such services. The Lessee's obligations contained in this paragraph (i) shall survive the expiration or other termination of this Lease until the Lessor receives payment of (1) all amounts payable pursuant to this Lease and the Agreement for Lease, (2) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor, (3) all amounts owing under the Financing Arrangements and (4) any unreimbursed costs incurred by the Lessor or Assignee with respect to the Project or the Project Contracts after the term of this Lease, net of any revenues received from the operation of the Project.

     (j) The Lessee may not assign any of its obligations under this Lease to any other party, except to an Affiliate of the Lessee; provided, that (i) such Affiliate shall assume the obligations of the Lessee hereunder, under the Agreement for Lease and the Project Contracts, by execution and delivery of instruments satisfactory to the Lessor and Assignee (including, without limitation, consents under the applicable Project Contracts (if required), the execution of an assignment and assumption agreement and the reaffirmation of the Guaranty, in each case in form and substance satisfactory to the Lessor and Assignee, (ii) no Potential Default, Event of Default or Termination Event shall occur by reason of giving effect to such assignment, and (iii) such assignee shall have complied with any requirements set forth in the Project Contracts.

     SECTION 30. NO RECOURSE.

     The Lessor's obligations hereunder are intended to be the obligations of the limited partnership and of the corporation which is the general partner thereof only and no recourse for the payment of any amount due under this Lease, any Project Contract, or any other agreement contemplated hereby, or for any claim based thereon or otherwise in respect thereof, shall be had against any limited partner of the Lessor or any incorporator, shareholder, officer, director or Affiliate, as such, past, present or future of such corporate general partner or of any corporate limited partner or of any successor corporation to such corporate general partner or any corporate limited partner of the Lessor, or against any direct or indirect parent corporation of such corporate general partner or of any limited partner of the Lessor or any other subsidiary or Affiliate of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate. Nothing contained in this Section 30 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Lease, the Project Contracts and any other documents referred to herein, of rights and remedies against the limited partnership or the corporate general partner of the Lessor or the assets of the limited partnership or the corporate general partner of the Lessor.

     SECTION 31. NO MERGER OF ESTATES.

                  There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Project by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Project or any interest in such fee estate.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be executed and delivered as of the day and year first above written.

                            WYGEN FUNDING, LIMITED PARTNERSHIP,
                            By Wygen Capital, Inc.,
                            its General Partner

                            By
                              -------------------------------------------------
                               Name:
                               Title:



                            BLACK HILLS GENERATION, INC.


                            By
                              ------------------------------------------------
                               Name:
                               Title:

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT B

                              INTENTIONALLY OMITTED

                                    EXHIBIT C

                            LIST OF PROJECT CONTRACTS


o The Engineering, Procurement and Construction Agreement dated as of December 27, 2000, as amended by a First Amendment to Engineering, Procurement and Construction Agreement dated as of April 11, 2001, between the Lessee and the General Contractor.

o The Irrevocable Letter of Credit No. NY-20511-30029698, dated April 18, 2001, issued by CitiBank, N.A., in favor of the Lessee.

o    The  Performance  Bonds  issued  by  subcontractors  pursuant  to  the  EPC
     Contract.

o The Subcontracts and Supply Contracts entered into by the General Contractor pursuant to the EPC Contract.

o The equipment purchase contract to be entered into by and between General Electric Company and the General Contractor.

o The Ground Lease Agreement, dated as of July 20, 2001, between the Lessee, as ground lessor, and the Lessor, as ground lessee.

o The Easement Agreement, dated as of July 20, 2001, between Black Hills Power, Inc. and Wyodak Resources Development Corp., as grantors, and the Lessor, as grantee.

o The Power Purchase Agreement, dated as of February 16, 2001, between the Lessee and Cheyenne Light, Fuel and Power Company.

o The Power Purchase Agreement, dated as of March 5, 2001, between the Lessee and Municipal Energy Agency of Nebraska.

o The Coal Supply Agreement, dated as of July 20, 2001, between Wyodak Resources Development Corp. and the Lessee.

o The Agreement for Rights of Usage of Coal Silo and Coal Conveyer, dated as of July 20, 2001, between Black Hills Power, Inc. and the Lessee.

o The Agreement for Interconnection Service, dated as of July 20, 2001, between Black Hills Power, Inc. and the Lessee.

o The Services Agreement, dated as of July 20, 2001, between Black Hills Power, Inc. and the Lessee.

                                    EXHIBIT D

                         LIST OF PROJECT AUTHORIZATIONS



o    Air  Quality  Permit No.  CT-1236,  as modified  in Permit No.  MD-510A.

o Determination of No Hazard to Air Navigation issued by the Federal Aviation Administration on February 28, 2001.

o Determination of Exempt Wholesale Generation Status dated April 10, 2001, 95 F.E.R.C.ss.62.025; 2001 WL 357465.

o Acceptance for filing of rate schedule of market-based rates, June 22, 2001, F.E.R.C. Docket No. ER01-1844-000.

                                    EXHIBIT E

                             MONTHLY RENT COMPONENT





       [As of the date of this Lease, there is no Monthly Rent Component.]